EXHIBIT 4.1

EXECUTION COPY

RADNOR HOLDINGS CORPORATION

as Issuer,

RADNOR CHEMICAL CORPORATION

RADNOR DELAWARE II, INC.

RADNOR MANAGEMENT DELAWARE, INC.

RADNOR MANAGEMENT, INC.

STYROCHEM DELAWARE, INC.

STYROCHEM EUROPE DELAWARE, INC.

STYROCHEM U.S., LTD.

STYROCHEM GP, L.L.C.

STYROCHEM LP, L.L.C.

WINCUP EUROPE DELAWARE, INC.

WINCUP GP, L.L.C.

WINCUP LP, L.L.C.

WINCUP TEXAS, LTD.

WINCUP HOLDINGS, INC.

as Guarantors

and

WACHOVIA BANK,

NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of April 27, 2004

$70,000,000

Senior Secured Floating Rate Notes due 2009

Reconciliation and tie between Trust Indenture Act of 1939

and Indenture, dated as of April 27, 2004.

Trust Indenture Act Section	Indenture Section
§310(a)(1)	608
(a)(2)	608
(a)(3)	Not applicable
(a)(4)	Not applicable
(a)(5)	608
(b)	607
609
(c)	Not applicable
§311(a)	612
(b)	612
(c)	Not applicable
§312(a)	701
702
(b)	702
(c)	702
§313(a)	703
(b)	703
(c)	703
107
(d)	703
§314(a)	704
1003
(b)	1403
(c)(1)	103
(c)(2)	103
(c)(3)	103
(d)	1404
(e)	103
§315(a)	613
602
(b)	601
107
(c)	602
(d)	602
(e)	511
§316(a)(last sentence)	101*
(a)(1)(A)	505
(a)(1)(B)	504
(a)(2)	Not applicable

i

(b)	507
§317(a)(1)	508
(a)(2)	509
(b)	1018
§318(a)	108

This Reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

*	See definition of “Outstanding” in Section 101.

“Domestic Subsidiary”	13
“EBITDA”	13
“Equipment”	13
“Equity Interests”	13
“Euroclear”	13
“European Credit Agreements”	13
“Event of Default”	14
“Event of Loss”	14
“Exchange Act”	14
“Exchange Notes”	14
“Exchange Offer”	14
“Exchange Offer Registration Statement”	14
“Existing Indebtedness”	14
“Fair Market Value”	14
“Foreign Subsidiary”	15
“Foreign Subsidiary Borrowing Base”	15
“GAAP”	15
“Global Security Legend”	15
“Guarantee”	15
“Guarantor”	15
“Hedging Obligations”	15
“Holder”	15
“incur”	15
“Indebtedness”	16
“Indenture Obligations”	17
“Independent Director”	17
“Indirect Participation”	17
“Initial Purchaser”	17
“Initial Securities”	17
“Institutional Accredited Investor”	17
“Interest Coverage Ratio”	17
“Interest Payment Date”	18
“Interest Period”	18
“Investment”	18
“Issue Date”	19
“Letter of Transmittal”	19
“LIBOR”	19
“Lien”	19
“London Banking Day”	19
“Maturity”	19
“Moody’s”	20
“Mortgages”	20
“Net Cash Proceeds”	20
“Net Income”	20
“Net Loss Proceeds”	20
“Net Proceeds”	20

“Non-U.S. Person”	21
“Officer”	21
“Officers’ Certificate”	21
“Opinion of Counsel”	21
“Opinion of Independent Counsel”	21
“Outstanding”	21
“Participant”	22
“Participating Broker-Dealer”	22
“Paying Agent”	22
“Permitted Holders”	22
“Permitted Indebtedness”	22
“Permitted Investment”	24
“Permitted Liens”	24
“Person”	25
“Predecessor Security”	26
“Preferred Stock”	26
“Private Placement Legend”	26
“Qualified Consideration”	26
“QIB”	26
“Redeemable Stock”	26
“Redemption Date”	26
“Redemption Price”	26
“Registration Rights Agreement”	26
“Registration Statement”	27
“Regular Record Date”	27
“Regulation S”	27
“Regulation S Global Security”	27
“Regulation S Permanent Global Security”	27
“Regulation S Temporary Global Security”	27
“Regulation S Temporary Global Security Legend”	27
“Representative Amount”	27
“Resale Restriction Termination Date”	27
“Responsible Officer”	27
“Restricted Global Security”	27
“Restricted Investment”	28
“Restricted Physical Security”	28
“Restricted Subsidiary”	28
“Rule 144”	28
“Rule 144A”	28
“Rule 903”	28
“Rule 904”	28
“S&P”	28
“Sale and Leaseback Transaction”	28
“Securities”	28
“Securities Act”	28
“Security Agreement”	29

v

“Security Register” and “Security Registrar”		29
“Senior Indebtedness”		29
“Shelf Registration Statement”		29
“Special Record Date”		29
“Specified Collateral Assets”		29
“Stated Maturity”		29
“Subordinated Indebtedness”		29
“Subsidiary”		29
“Telerate Page 3750”		29
“Trust Indenture Act”		30
“Trustee”		30
“Unrestricted Global Security”		30
“Unrestricted Physical Security”		30
“Unrestricted Subsidiary”		30
“U.S. Person”		30
“U.S. Government Obligations”		30
“Voting Stock”		31
“Wholly-Owned Restricted Subsidiary”		31
Section 102.	Other Definitions.	31
Section 103.	Compliance Certificates and Opinions.	32
Section 104.	Form of Documents Delivered to Trustee.	33
Section 105.	Acts of Holders.	33
Section 106.	Notices, etc., to Trustee, Collateral Agent, the Company and any Guarantor.	34
Section 107.	Notice to Holders; Waiver.	35
Section 108.	Conflict with Trust Indenture Act.	35
Section 109.	Effect of Headings and Table of Contents.	36
Section 110.	Successors and Assigns.	36
Section 111.	Separability Clause.	36
Section 112.	Benefits of Indenture.	36
Section 113.	Governing Law.	36
Section 114.	Legal Holidays.	36
Section 115.	Schedules and Exhibits.	36
Section 116.	Counterparts.	36
Section 117.	Communication by Holders with Other Holders.	36
Section 118.	No Recourse Against Others.	37

ARTICLE TWO SECURITY FORMS		37

Section 201.	Forms Generally.	37
Section 202.	Restrictive Legends.	38
Section 203.	Form of Face of Securities.	40
Section 204.	Form of Reverse of Securities.	42
Section 205.	Form of Trustee’s Certificate of Authentication.	47
Section 206.	Form of Schedule of Exchanges in the Global Securities.	48
Section 207.	Form of Guarantee of Each of the Guarantors.	49

Section 605.	Money Held in Trust.	85
Section 606.	Compensation and Indemnification.	86
Section 607.	Conflicting Interests.	87
Section 608.	Corporate Trustee Required; Eligibility.	87
Section 609.	Resignation and Removal; Appointment of Successor Trustee.	87
Section 610.	Acceptance of Appointment by Successor.	88
Section 611.	Merger, Conversion, Consolidation or Succession to Business.	89
Section 612.	Preferential Collection of Claims Against Company.	90
Section 613.	Certain Duties and Responsibilities.	90

ARTICLE SEVEN HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY		90

Section 701.	Company to Furnish Trustee Names and Addresses of Holders.	90
Section 702.	Disclosure of Names and Addresses of Holders.	91
Section 703.	Reports by Trustee.	91
Section 704.	Reports by Company and Guarantors.	91
Section 705.	Conference Calls with Investors.	92

ARTICLE EIGHT CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE		92

Section 801.	When the Company May Merge, Etc.	92
Section 802.	Successor Substituted.	94

ARTICLE NINE SUPPLEMENTAL INDENTURES		95

Section 901.	Supplemental Indentures and Agreements without Consent of Holders.	95
Section 902.	Supplemental Indentures and Agreements with Consent of Holders.	96
Section 903.	Execution of Supplemental Indentures and Agreements.	97
Section 904.	Revocation Effect of Supplemental Indentures.	97
Section 905.	Conformity with Trust Indenture Act.	97
Section 906.	Reference in Securities to Supplemental Indentures.	98

ARTICLE TEN COVENANTS		98

Section 1001.	Payment of Principal	98
Section 1002.	Maintenance of Office or Agency.	98
Section 1003.	Compliance Certificate.	98
Section 1004.	Taxes.	99
Section 1005.	Limitations on Investments.	99
Section 1006.	Limitations on Restricted Payments.	99
Section 1007.	Limitations on Payment Restrictions Affecting Restricted Subsidiaries.	101
Section 1008.	Limitations on Indebtedness.	102
Section 1009.	Limitations on Asset Sales.	102
Section 1010.	Limitations on Sale and Leaseback Transactions.	105
Section 1011.	Limitations on Transactions With Affiliates.	106
Section 1012.	Limitations on Liens.	107
Section 1013.	Corporate Existence.	108
Section 1014.	Change of Control.	109
Section 1015.	Maintenance of Properties.	111

Section 1016.	Maintenance of Insurance.	111
Section 1017.	Events of Loss.	112
Section 1018.	Money for Security Payments to Be Held in Trust.	113
Section 1019.	Subsidiary Guarantees.	114
Section 1020.	Limitations on Issuances and Sales of Capital Stock of Restricted Subsidiaries.	115
Section 1021.	Further Assurances.	116

ARTICLE ELEVEN REDEMPTION OF SECURITIES		116

Section 1101.	Rights of Redemption.	116
Section 1102.	Applicability of Article.	117
Section 1103.	Election to Redeem; Notice to Trustee.	117
Section 1104.	Selection by Trustee of Securities to Be Redeemed.	117
Section 1105.	Notice of Redemption.	117
Section 1106.	Deposit of Redemption Price.	119
Section 1107.	Securities Payable on Redemption Date.	119
Section 1108.	Securities Redeemed or Purchased in Part.	119
Section 1109.	Asset Sale Offers.	119

ARTICLE TWELVE SATISFACTION AND DISCHARGE		122

Section 1201.	Satisfaction and Discharge of Indenture.	122
Section 1202.	Application of Trust Money.	123

ARTICLE THIRTEEN GUARANTEE		124

Section 1301.	Guarantors’ Guarantee.	124
Section 1302.	Continuing Guarantee; No Right of Set-Off; Independent Obligation.	124
Section 1303.	Guarantee Absolute.	125
Section 1304.	Right to Demand Full Performance.	127
Section 1305.	Waivers.	127
Section 1306.	The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.	128
Section 1307.	Fraudulent Conveyance; Subrogation.	128
Section 1308.	Guarantee Is in Addition to Other Security.	128
Section 1309.	Contribution.	129
Section 1310.	No Bar to Further Actions.	129
Section 1311.	Failure to Exercise Rights Shall Not Operate as a Waiver.	129
Section 1312.	Trustee’s Duties; Notice to Trustee.	129
Section 1313.	Successors and Assigns.	130
Section 1314.	Release of Guarantee.	130
Section 1315.	Execution of Guarantee.	130
Section 1316.	Payment Permitted by Each of the Guarantors if No Default.	130
Section 1317.	Notice to Trustee by Each of the Guarantors.	131
Section 1318.	Article Applicable to Paying Agents.	131
Section 1319.	No Suspension of Remedies.	131

ARTICLE FOURTEEN COLLATERAL AND SECURITY		131

Section 1401.	Collateral Documents.	131

Section 1402.	Application of Proceeds of Collateral. Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Collateral Documents.	132
Section 1403.	Recording and Opinions.	132
Section 1404.	Release of Collateral.	133
Section 1405.	Certificates of the Trustee.	134
Section 1406.	Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.	134
Section 1407.	Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.	135
Section 1408.	Termination of Security Interest.	135
Section 1409.	Collateral Agent.	135

Schedule I	Existing Indebtedness
Schedule II	Restricted Subsidiaries

Exhibit A	Transferee Letter of Representation
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange

x

INDENTURE, dated as of April 27, 2004 among RADNOR HOLDINGS CORPORATION, a Delaware corporation (the “Company”), RADNOR CHEMICAL CORPORATION, a Delaware corporation, RADNOR DELAWARE II, INC., a Delaware corporation, RADNOR MANAGEMENT DELAWARE, INC., a Delaware corporation, RADNOR MANAGEMENT, INC., a Delaware corporation, STYROCHEM DELAWARE, INC., a Delaware corporation, STYROCHEM EUROPE DELAWARE, INC., a Delaware corporation, STYROCHEM U.S., LTD., a Texas limited partnership, STYROCHEM GP, L.L.C., a Delaware limited liability company, STYROCHEM LP, L.L.C., a Delaware limited liability company, WINCUP EUROPE DELAWARE, INC., a Delaware corporation, WINCUP GP, L.L.C., a Delaware limited liability company, WINCUP LP, L.L.C., a Delaware limited liability company, WINCUP TEXAS, LTD., a Texas limited partnership, and WINCUP HOLDINGS, INC., a Delaware corporation (collectively, the “Guarantors”), and WACHOVIA BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of Senior Secured Floating Rate Notes due 2009 (the “Securities”), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

Each Guarantor has duly authorized the issuance of a guarantee (the “Guarantees”) of the Securities, of substantially the tenor hereinafter set forth, and to provide therefor, each Guarantor has duly authorized the execution and delivery of this Indenture and the Guarantee.

The Company and certain of the Guarantors have duly authorized the grant of a security interest in the Collateral as security for the Secured Obligations (as defined in the Security Agreement), and to provide therefor, the Company and certain of the Guarantors have duly authorized the execution and delivery of the Collateral Documents.

This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

All things necessary have been done to make (i) the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, (ii) the Guarantees, when executed by each of the Guarantors and authenticated and delivered hereunder, the valid obligation of each of the Guarantors and (iii) this Indenture a valid agreement of the Company and each of the Guarantors in accordance with the terms of this Indenture.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is covenanted and agreed, for the benefit of each other and for the equal and proportionate benefit of the Holders of the Securities issued under this Indenture, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 101. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America.

“144A Global Security” means the global security in the form set forth in Article Two hereof bearing the Global Security Legend and the Private Placement Legend, guaranteed by the Guarantors and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“Acquired Indebtedness” means, with respect to any specified Person, Indebtedness of any other Person (the “Acquired Person”) existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

“Affiliate” means, with respect to any party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party including any estate or trust under will of such party. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting securities of a Person shall be deemed to be control.

“Amended Credit Agreement” means the Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of December 26, 2001 between WinCup Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., WinCup LP, L.L.C. (collectively, the “Borrowers”), PNC Bank, National Association and each of the other financial institutions which are and such financial institutions which become a party thereto (collectively, the “Lenders”) and PNC Bank, National Association, as Lead Arranger and Administrative Agent for the Lenders thereunder and Fleet Capital Corporation, as Documentation Agent thereunder, as amended pursuant to the First Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated February 4, 2002, the Letter Agreement dated as of March 21, 2002 among the Borrowers, the Agent and the Lenders, the Second Amendment to Fourth Amended and Restated Revolving Credit and Security Agreement dated March 5, 2003, the Third Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated August 1, 2003, the Fourth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated September 12, 2003, the Fifth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated October 27, 2003, the Sixth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated November 17, 2003, the Seventh Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated March 12, 2004 and the Eighth Amendment to Fourth Amended and Restated Revolving Credit, Term Loan and Security Agreement dated April 27, 2004, initially providing for a revolving credit facility and term loan facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Revolving Credit, Term Loan and Security Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Amended Credit Agreement” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to the Amended Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Amended Credit Agreement, and all refundings, refinancings and replacements of the Amended Credit Agreement, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means, with respect to the Company or any Restricted Subsidiary, the sale, lease, conveyance, transfer or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of any of the Company’s or such Restricted Subsidiary’s assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Restricted Subsidiary and (y) any sale or other disposition of any non-cash consideration received by the Company or such Restricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale pursuant to the provisions of Section 1009 hereof), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following shall not constitute Asset Sales: (i) transactions (other than transactions described in clause (y) above) in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $1,000,000; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) any sale of assets of the Company and the Restricted Subsidiaries or merger permitted under Article Eight hereof; (iv) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, in the good faith determination of the Board of Directors; (v) any sale of inventory to customers in the ordinary and customary course of business; (vi) any sale, lease, conveyance, transfer or other disposition of properties or assets of the Company or any Restricted Subsidiary permitted pursuant to the provisions of Section 1006 hereof; and (vii) any Permitted Investment; provided that any Designated Unrestricted Subsidiary Asset Sale shall constitute an Asset Sale; provided, further that any release of Guarantees or Collateral pursuant to the proviso contained in clause (b) of Section 1019 hereof shall constitute an Asset Sale; provided, further that, notwithstanding the foregoing, any sale, lease, conveyance, transfer or other disposition of Collateral by the Company or any Restricted Subsidiary (other than to the Company or a Guarantor (other than a Foreign Subsidiary of the Company) that is party to the Collateral Documents) shall constitute an Asset Sale; provided, further, however, that a transaction involving the sale, lease, conveyance, transfer or other disposition of Collateral described in the foregoing clause (i) of this definition of Asset Sale (but replacing $1,000,000 with $750,000 (with any unused amounts in any calendar year carried forward to the next calendar year or years)) shall be excluded from the foregoing proviso and shall not constitute an Asset Sale so long as (1) the aggregate Fair Market Value of the Collateral subject to such transactions does not exceed $750,000 in any calendar year (with any unused amounts carried forward to the next calendar year or years) and $3,750,000 in the aggregate and (2) the Company delivers to the Trustee and the Collateral Agent, concurrently with such transaction, an Officer’s Certificate stating that the Fair Market Value of the sum of (a) all Collateral subject to such transaction and released from the Lien of the Collateral Documents and (b) all Collateral previously released from the Lien of the Collateral Documents in reliance on this proviso, is not greater than the Fair Market Value of all property and assets added by the Company and the Guarantors to the Collateral since the Issue Date.

“Asset Sale Offer” means either a Collateral Asset Sale Offer (as defined in Section 1009 hereof), a Non-Collateral Asset Sale Offer (as defined in Section 1009 hereof) or an Event of Loss Offer (as defined in Section 1017 hereof).

“Asset Sale Purchase Price” means the price at which a Collateral Asset Sale Offer, a Non-Collateral Asset Sale Offer or an Event of Loss Offer as specified in Section 1009 or Section 1017 is to be made.

“Attributable Indebtedness” means, with respect to any Sale and Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such transaction and (ii) the present value (discounted at a rate equivalent to the Company’s then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total net obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended). As used in the preceding sentence, the “total net obligations of the lessee for rental payments” under any lease for any such period means the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of a penalty, such net amount of rent also includes the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bankruptcy Law” means chapter 11 of Title 11 of the United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” of any corporation means a copy of a resolution certified by the Secretary or an Assistant Secretary of such corporation to have been duly adopted by the board of directors of such entity and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Borrowing Base” means, as of any date, an amount equal to the sum of (a) 85% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries which are Domestic Subsidiaries as of such date, and (b) 60% of the net book value of the inventory owned by the Company and the Restricted Subsidiaries which are Domestic Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial report for purposes of calculating the Borrowing Base.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

“Calculation Agent” means, initially, the Trustee and, thereafter, any subsequent Person appointed by the Company to be the Calculation Agent.

“Canadian Credit Agreement” means the Agreement Respecting a Term Loan and Other Credit Facilities dated February 25, 1994 between StyroChem Canada, Ltd., formerly known as StyroChem International, Ltd. and the Bank of Montreal, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Agreement and/or related documents has been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Canadian Credit Agreement” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to the Canadian Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Canadian Credit Agreement, and all refundings, refinancings and replacements of the Canadian Credit Agreement, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Capital Expenditure Loans” means the capital expenditure loans entered into by WinCup Holdings, Inc., StyroChem U.S., Ltd., WinCup Texas, Ltd. and Radnor Management, Inc. and listed under the applicable caption on Schedule I hereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Capital Expenditure Loans and/or related documents have been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Capital Expenditure Loans” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to any of the Capital Expenditure Loans and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the any of the Capital Expenditure Loans, and all refundings, refinancings and replacements of any of the Capital Expenditure Loans, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Capital Stock” means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interests, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

“Capitalized Lease Obligation” means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

“Cash Equivalents” mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition, of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000, whose debt has a rating at the time of any such investment of at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group or at least “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500,000,000 and commercial paper or master notes of issuers, rated at the time of any such investment at least “A-1” or the equivalent thereof by Standard & Poor’s Ratings Group or at least “P-1” or the equivalent thereof by Moody’s Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, and in each case maturing within 270 days after the date of acquisition, (v) any money market deposit accounts issued or offered by a domestic commercial bank having combined capital and surplus of at least $500,000,000, and (vi) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $500,000,000 investing solely in investments permitted by the foregoing clauses (i), (ii), (iv) and (v).

“Change of Control” means the occurrence of any of the following events: (i) any “person” or “group” (as such terms are used in Section 13(d) and 14(d) of the Exchange Act) other than Permitted Holders (as defined below), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the Company voting as one class; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) for any reason cease to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Subsidiary (in one transaction or a series of related transactions), or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, and as a result of such transaction any “person” or “group,” other than Permitted Holders, is or becomes the “beneficial owner” (as described in clause (i) above) immediately after such transaction, directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction that is permitted by Article Eight hereof.

“Clearstream” means Clearstream Banking Société Anonyme, Luxembourg, or its successors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means the assets (including real properties) of the Company and the Restricted Subsidiaries with respect to which a Lien is granted as collateral security for the Indenture Obligations pursuant to the Collateral Documents.

“Collateral Account” has the meaning assigned to such term in the Security Agreement.

“Collateral Agent” means the Trustee in its capacity as the “Collateral Agent” under and as defined in the Collateral Documents and any successor thereto in such capacity.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages and all other security and other agreements, deeds of trust, mortgages, instruments, documents and filings executed in connection with granting, or that otherwise evidence, the Lien of the Trustee in the Collateral on behalf of the Secured Parties (as defined in the Security Agreement), as such agreements may be amended, modified, supplemented or restated from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means Radnor Holdings Corporation, a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by any one of its Chairman of the Board of Directors, its President or a Vice President (regardless of vice presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Indebtedness” means the Indebtedness of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP.

“Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, excluding amortization of any deferred financing fees, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including fees and amortization of discounts), (viii) Preferred Stock dividends in respect of all Redeemable Stock of the Company held by Persons other than the Company or a Wholly-Owned Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Capital Stock of the Company.

“Consolidated Net Income” means, for any period, and as to any Person, the aggregate Net Income of such Person and its Subsidiaries (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company) for such period determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Subsidiary of such Person but that is consolidated with such Person or is accounted for by such Person by the equity method of accounting shall be included only to the extent of the amount of cash dividends or cash distributions actually paid to such Person or a wholly-owned Subsidiary of such Person (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company), (ii) the Net Income of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iii) the Net Income of any Subsidiary of such Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such Person shall be excluded to the extent of such restrictions, (iv) the Net Income of (A) any Unrestricted Subsidiary and (B) any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by the Company or its Wholly-Owned Restricted Subsidiaries shall be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary of the Company, and (v) all gains (but not losses) that are extraordinary or are either unusual or nonrecurring (including any gain realized upon the termination of any employee pension benefit plan and any gain from the sale or other disposition of assets other than in the ordinary course of business or from the issuance or sale of any Equity Interests) shall be excluded.

“Consolidated Net Worth” means, for any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis without duplication in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the amount of Capital Stock (other than Redeemable Stock) plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

“Controlled Subsidiary” means a Restricted Subsidiary (i) 80% or more of the total Equity Interests or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) is at the time owned by the Company (directly or through one or more Controlled Subsidiaries of the Company) and (ii) of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

“Corporate Trust Office” means the office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 123 South Broad Street, 11th Floor, PA1249, Philadelphia, PA 19109.

“Credit Agreements” means the Amended Credit Agreement, the Canadian Credit Agreement, the European Credit Agreements and the agreements governing the Domestic Mortgages and Capital Expenditure Loans.

“Default” means any event which is, or after notice or passage of any time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Designated Unrestricted Subsidiary” means any Subsidiary of StyroChem Europe Delaware, Inc.

“Designated Unrestricted Subsidiary Asset Sale” means the sale, lease, conveyance, transfer or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary of any of a Designated Unrestricted Subsidiary’s assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Designated Unrestricted Subsidiary and (y) any sale or other disposition of any noncash consideration received by the Company or such Designated Unrestricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale under this Indenture), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following will not constitute Asset Sales with respect to such Designated Unrestricted Subsidiary: (i) transactions (other than transactions described in clause (y) above) in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $1.0 million; (ii) a transaction or series of related transactions that results in a Change of Control; (iii) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of such Designated Unrestricted Subsidiary, in the good faith determination of the Board of Directors and (iv) any sale of inventory to customers in the ordinary and customary course of business.

“Determination Date” means, with respect to an Interest Period, the second London Banking Day preceding the first day of the Interest Period.

“Distribution Compliance Period” means the 40-day restricted period, within the meaning of Regulation S, commencing on the Issue Date.

“Domestic Mortgages” means, collectively, (i) the Deed of Trust and the Secured Promissory Note each dated May 8, 2001 by WinCup Holdings, Inc. for the benefit of Transamerica Occidental Life Insurance Company and (ii) the Deed to Secure Debt, Assignment of Leases and Rents and Security Agreement and the Promissory Note, each dated December 24, 2003 by WinCup RE, LLC for the benefit of CIBC Inc., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Domestic Mortgages and/or related documents have been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “Domestic Mortgages” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to either of the Domestic Mortgages and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to either of the Domestic Mortgages, and all refundings, refinancings and replacements of one or both of the Domestic Mortgages, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not incorporated or organized in any jurisdiction outside of the United States of America.

“EBITDA” for any period means the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, plus, without duplication, the following to the extent included in calculating such Consolidated Net Income: (i) Consolidated Interest Expense, (ii) consolidated income tax expense and (iii) consolidated depreciation and amortization expense.

“Equipment” shall have the meaning assigned to such term in the Security Agreement.

“Equity Interests” means shares, interests, participations or other equivalents (however designated) of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

“European Credit Agreements” means, collectively, a Loan Agreement dated March 9, 2001, an Overdraft Facility Agreement dated March 20, 2002 and an Agreement of Finance Facility dated December 17, 2002, in each case, between StyroChem Finland Oy and Nordea Bank Finland Plc, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such Agreements and/or related documents have been or may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, lenders or holders, and irrespective of any changes in the terms and conditions thereof and irrespective of whether set forth in one agreement or separate agreements. Without limiting the generality of the foregoing, the term “European Credit Agreements” shall include agreements in respect of interest swaps and Hedging Obligations with lenders (or Affiliates thereof) party to any of the European Credit Agreements and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any of the European Credit Agreements, and all refundings, refinancings and replacements of any of the European Credit Agreements, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns;

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 1008 hereof;

(4) adding (other than any assets and property that constitute Collateral) or removing collateral thereunder; or

(5) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

“Event of Default” has the meaning specified in Article Five hereof.

“Event of Loss” means, with respect to any asset, any (i) loss, destruction or damage of such asset, (ii) condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such asset or the requisition of the use of such asset or (iii) settlement in lieu of clause (ii) of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means senior secured floating rate notes issued pursuant to any Exchange Offer Registration Statement and guaranteed by the Guarantors.

“Exchange Offer” means the offer which may be made by the Company pursuant to the Registration Rights Agreement to exchange the Initial Securities for the Exchange Notes.

“Exchange Offer Registration Statement” means the registration statement to be filed by the Company and the Guarantors with the Commission with respect to an offer to exchange the Initial Securities and the Guarantees for another series of senior secured floating rate notes of the Company and guarantees by the Guarantors registered under the Securities Act with terms substantially identical to those of the Initial Securities and the Guarantees.

“Existing Indebtedness” means all Indebtedness (other than Indebtedness outstanding pursuant to the Amended Credit Agreement) of the Company or any Restricted Subsidiary existing on the Issue Date and listed on Schedule I hereto.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by a majority of the members of the Board of Directors, and a majority of the disinterested members of such Board of Directors, if any, acting in good faith and shall be evidenced by a duly and properly adopted resolution of the Board of Directors.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than a Domestic Subsidiary of such Person.

“Foreign Subsidiary Borrowing Base” means, as of any date, an amount equal to the sum of (a) 85% of the net book value of the accounts receivable of the Restricted Subsidiaries that are Foreign Subsidiaries as of such date, and (b) 60% of the net book value of the inventory owned by the Restricted Subsidiaries that are Foreign Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial statements of such Subsidiaries for purposes of calculating the Foreign Subsidiary Borrowing Base.

“GAAP” means accounting principles generally accepted in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Security Legend” means the legend initially set forth on the Securities in the form set forth in the second paragraph of Section 202 hereof.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations pursuant to a guarantee given in accordance with this Indenture, including, without limitation, the Guarantees by the Guarantors included in Article Thirteen hereof and any Guarantee delivered pursuant to Section 1019 hereof.

“Guarantor” means the Subsidiaries listed as Guarantors in this Indenture or any other guarantor of the Indenture Obligations, including any Subsidiary that shall become a Guarantor pursuant to Section 1019 of this Indenture.

“Hedging Obligations” means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract or other similar agreement or arrangement designed to protect such Person or entity against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other chemical products used or produced in the Company’s business, as the case may be.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“incur” has the meaning ascribed thereto in Section 1008 hereof; provided that (a) with respect to any Indebtedness of any Restricted Subsidiary that is owing to the Company or another Restricted Subsidiary, any disposition, pledge or transfer of such Indebtedness to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness and (b) with respect to any Indebtedness of the Company or a Restricted Subsidiary that is owing to another Restricted Subsidiary, any transaction pursuant to which a Wholly-Owned Restricted Subsidiary to which such Indebtedness is owing ceases to be a Wholly-Owned Restricted Subsidiary shall be deemed to be an incurrence of such Indebtedness, and provided, further that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term “incurrence” has a corresponding meaning.

“Indebtedness” of any Person means, without duplication, all liabilities with respect to (i) indebtedness for money borrowed or that is evidenced by a bond, debenture, note or other similar instrument or agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business; (ii) reimbursement obligations, letters of credit and bankers’ acceptances; (iii) indebtedness with respect to Hedging Obligations; (iv) Capitalized Lease Obligations; (v) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (vi) all indebtedness secured by any Lien upon property owned by such Person and all indebtedness secured in the manner specified in this clause even if such Person has not assumed or become liable for the payment thereof; (vii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (viii) guarantees, direct or indirect, of any indebtedness of other Persons referred to in clauses (i) through (vii) above, or of dividends or leases, taxes or other obligations of other Persons, excluding any guarantee arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (ix) contingent obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such indebtedness referred to in clauses (i) through (vii) above, (x) any obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; and (xi) Redeemable Stock of the Company valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; which indebtedness, Capitalized Lease Obligation, guarantee or contingent or other obligation such Person has directly or indirectly created, incurred, assumed, guaranteed or otherwise become liable or responsible for, whether then outstanding or thereafter created in the case of (i) through (x) above, to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on the balance sheet of such Person in accordance with GAAP. For purposes of the foregoing definition, the “maximum fixed repurchase price” of any Redeemable Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture. As used herein, Indebtedness with respect to any Hedging Obligation means, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes of the foregoing, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation will be calculated by the

Company in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person. Any reference in this definition to indebtedness will be deemed to include any renewals, extensions and refundings of any such indebtedness or any indebtedness issued in exchange for such indebtedness.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture, the Securities and the Collateral Documents, including any Guarantor, to pay principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture (including, without limitation, all sums due to the Trustee pursuant to Section 606 hereof), the Securities and the Collateral Documents and the performance of all other obligations to the Trustee and the Holders under this Indenture, the Securities and the Collateral Documents, according to the terms hereof and thereof.

“Independent Director” means a director of the Company other than a director (i) who (apart from being a director of the Company or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Company or any of its Subsidiaries or has held any such position during the previous year or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

“Indirect Participation” means a person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchaser” means Lehman Brothers Inc.

“Initial Securities” means the Securities issued on the Issue Date and guaranteed by the Guarantors.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Interest Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters of the Company and the Restricted Subsidiaries; provided, however, that (A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Sale, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive), directly attributable to the assets that are the subject of such Asset Sale for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with any such sale or other disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under this Indenture, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) in making such computation, Consolidated Interest Expense attributable to any Indebtedness incurred under any revolving credit facility shall be computed based on the average daily balance of such Indebtedness during such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

“Interest Payment Date” means each January 15, April 15, July 15 and October 15, commencing on July 15, 2004 and any such other date that is the Maturity of the Securities.

“Interest Period” means the period commencing on and including an Interest Payment Date and ending on and including the day immediately preceding the next succeeding Interest Payment Date, with the exception that the first Interest Period shall commence on and include the Issue Date.

“Investment” means any direct or indirect advance, loan, other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities of, or purchase or other acquisition of all or a substantial part of the business, Equity Interests or other evidence of beneficial ownership of, or any other investment in or guarantee of any Indebtedness (other than guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted by Section 1008 hereof) of, any Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP. Investments do not include advances to customers and suppliers in the ordinary and customary course of business and on commercially reasonable terms.

“Issue Date” means the date of first issuance of the Initial Securities under this Indenture.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Securities for use by such Holders in connection with the Exchange Offer.

“LIBOR” means, with respect to an Interest Period, the rate (expressed as a percentage per annum) for deposits in United States dollars for three-month periods beginning on the first day of such Interest Period that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank’s offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a three-month period beginning on the first day of such Interest Period. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank’s rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a three-month period beginning on the first day of such Interest Period. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

“Lien” means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

“London Banking Day” means any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

“Maturity” when used with respect to any Security means the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Asset Sale Purchase Date, the Change of Control Payment Date, or, subject to the satisfaction of any conditions in the applicable notice of redemption, the Redemption Date and whether by declaration of acceleration, Change of Control, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor rating agency.

“Mortgages” means, collectively, the mortgages and deeds of trust entered into by certain of the Guarantors in favor of the Collateral Agent (or in favor of a trustee for the benefit of the Collateral Agent) and covering those properties identified as being subject to a mortgage in Schedule B to the Perfection Certificate delivered pursuant to the Security Agreement on the date hereof, in each case, as such mortgages and deeds of trust may be amended, modified, supplemented or restated from time to time.

“Net Cash Proceeds” means, with respect to any issuance or sale of Equity Interests or debt securities that have been converted into or exchanged for Equity Interests, as referred to under Section 1006 hereof, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, net of attorneys’ fees, accountants’ fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Income” of any Person, for any period, means the net income (loss) of such Person and its Subsidiaries (other than, in the case of the Company, its Unrestricted Subsidiaries) determined in accordance with GAAP.

“Net Loss Proceeds” means the aggregate cash proceeds received by the Company or any of the Restricted Subsidiaries in respect of any Event of Loss, including, without limitation, insurance proceeds, proceeds from condemnation awards or damages awarded by any judgment, net of the direct costs in recovery of such proceeds (including, without limitation, legal, accounting, appraisal and insurance adjuster fees and any relocation expenses incurred as a result thereof), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Event of Loss, and any taxes attributable to such Event of Loss paid or payable as a result thereof.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of the Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, and any non-cash consideration received by the Company or any Restricted Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within 90 days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof, (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale which Lien is permitted pursuant to the terms of this Indenture, (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP, and (v) all distributions and other payments required to be made (including any amounts held pending distribution) to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale. The amount of any Net Proceeds other than cash shall be the Fair Market Value thereof as determined in good faith by the Board of Directors of the Company. The amount of any taxes required to be accrued as a liability under GAAP as a consequence of an Asset Sale shall be the amount thereof as determined in good faith by the Board of Directors of the Company.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Officer” means the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of vice presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, any of the Guarantors or the Trustee, unless an Opinion of Independent Counsel is required pursuant to the terms of this Indenture, and who shall be reasonably acceptable to the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel issued by someone who is not an employee or consultant of the Company or any Guarantor and who shall be reasonably acceptable to the Trustee.

“Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c) Securities, except to the extent provided in Sections 402 and 403 hereof, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four hereof; and

(d) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof reasonably satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor, or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to the Depositary, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Paying Agent” means any person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.

“Permitted Holders” means (i) Michael T. Kennedy; (ii) the spouse and children or grandchildren (including children or grandchildren by adoption) of Michael T. Kennedy; (iii) any controlled Affiliate of any of the foregoing; (iv) in the event of the incompetence or death of any of the Persons described in clause (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; or (v) any trusts created for the benefit of the Persons described in clause (i), (ii), or (iv) or any trust for the benefit of any such trust.

“Permitted Indebtedness” means, collectively, the following:

(a) Indebtedness of the Company evidenced by the Initial Securities and Indebtedness of any Guarantor evidenced by the Guarantees;

(b) Indebtedness of the Company evidenced by the Exchange Notes and Indebtedness of any Guarantor evidenced by the guarantees with respect to the Exchange Notes;

(c) Indebtedness of the Company or any Guarantor arising under the Collateral Documents and relating to Collateral;

(d) Indebtedness of the Company or any Restricted Subsidiary constituting Existing Indebtedness and any extension, deferral, renewal, refinancing or refunding thereof;

(e) Indebtedness of the Company or any Restricted Subsidiary incurred under the Amended Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $55,000,000 and (y) the Borrowing Base at the time such Indebtedness was incurred, or any refinancing, refunding, deferral, renewal or extension thereof not in excess of such amount;

(f) Indebtedness of any Restricted Subsidiary that is a Foreign Subsidiary in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $10,000,000 (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies) and (y) the Foreign Subsidiary Borrowing Base at the time such Indebtedness was incurred, or any refinancing, refunding, deferral, renewal or extension thereof not in excess of such amount;

(g) Capitalized Lease Obligations of the Company or any Restricted Subsidiary and Indebtedness of the Company or any Restricted Subsidiary secured by Liens that secure the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date or any refinancing, refunding, deferral, renewal or extension thereof; provided, however, that the aggregate principal amount of such Capitalized Lease Obligations plus such Indebtedness of the Company and all of the Restricted Subsidiaries does not exceed $5,000,000 outstanding at any time;

(h) Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or another Restricted Subsidiary (but only so long as such Indebtedness is held by the Company or a Restricted Subsidiary);

(i) Indebtedness in respect of Hedging Obligations; provided, however, that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

(j) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(k) In addition to any Indebtedness otherwise permitted to be incurred under the provisions of this Indenture, up to $25,000,000 aggregate principal amount of Indebtedness at any one time outstanding;

(l) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, or obligations in respect of earnouts or purchase price adjustments, in connection with the acquisition or disposition of assets permitted under the Indenture;

(m) Indebtedness of the Company or any Restricted Subsidiary with respect to (i) letters of credit securing obligations under or relating to (x) insurance contracts entered into in the ordinary course of business, (y) expenses under leases pursuant to which the Company or any Restricted Subsidiary is lessee or (z) self-insurance in respect of worker compensation, or (ii) other letters of credit issued, or relating to liabilities or obligations incurred, in the ordinary course of business; and

(n) Any refinancing, refunding, deferral, renewal or extension (each, a “Refinancing”) of any Indebtedness of the Company or any Restricted Subsidiary permitted by the initial paragraph of Section 1008 hereof (the “Refinancing Indebtedness”); provided, however, that (x) such Refinancing does not increase the total Consolidated Indebtedness of the Company and the Restricted Subsidiaries outstanding at the time of such Refinancing to an amount greater than the larger of (i) the aggregate amount of such Indebtedness outstanding at the time of such Refinancing and (ii) the aggregate amount of such Indebtedness outstanding on the Issue Date, (y) the Refinancing Indebtedness does not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and (z) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Securities, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness is subordinated in right of payment to the Securities on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended.

“Permitted Investment” means (i) any Investment in Cash Equivalents, (ii) any Investment in the Company, (iii) Investments in existence on the Issue Date, (iv) intercompany notes permitted under clause (h) of the definition of “Permitted Indebtedness” in this Section 101, (v) Investments in any Controlled Subsidiary or any Guarantor, or any Person that, as a result of such Investment, becomes a Controlled Subsidiary or a Guarantor, and (vi) other Investments that, when taken together with all other Investments made pursuant to this clause (vi), do not at one time outstanding exceed $10,000,000 (with the Fair Market Value of each Investment being measured at the time such Investment is made and without giving effect to subsequent changes in value).

“Permitted Liens” means as of any particular time, any one or more of the following:

(a) Liens for taxes, rates and assessments not yet past due or, if past due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP;

(b) the Lien of any judgment rendered that is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP and that does not have a material adverse effect on the ability of the Company and the Restricted Subsidiaries to operate their business or operations;

(c) other than in connection with Indebtedness, any Lien arising in the ordinary course of business (i) to secure payments of workers’ compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of the Company, or any Restricted Subsidiary, or to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, (ii) imposed by law dealing with materialmen’s, mechanics’, workmen’s, repairmen’s, warehousemen’s, landlords’, vendors’ or carriers’ Liens created by law, or deposits or pledges that are not yet due or, if due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP, (iii) rights of financial institutions to setoff and chargeback arising by operation of law, and (iv) similar Liens that are imposed by applicable law;

(d) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges that shall not in the aggregate materially adversely impair the use of the subject property by the Company or a Restricted Subsidiary;

(e) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Company or a Restricted Subsidiary as such property is used as of the Issue Date; and

(f) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (e) of this definition or the Indebtedness secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien is limited to that portion of the property or assets, now owned or hereafter acquired, that secured the Lien prior to such extension, renewal, substitution or replacement Lien and (ii) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased to an amount greater than the amount originally secured by such Lien.

“Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 308 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock”, as applied to the Equity Interests of any corporation, means stock of any class or classes (however designated) that is preferred over shares of stock of any other class of such corporation as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation or as to dividends.

“Private Placement Legend” means the legend initially set forth on the Securities in the form set forth in the first paragraph of Section 202 hereof.

“Qualified Consideration” means a promissory note signed by the obligor that (i) evidences an unconditional promise to pay a sum certain to the order of the applicable selling entity, (ii) is payable by its terms on demand or at a definite time without a right of set-off, deduction or counter-claim, (iii) is freely assignable by its terms by endorsement to the Collateral Agent or its assignees without the consent of the obligor, (iv) can be held and possessed by the Collateral Agent for purposes of perfection and (v) can be enforced directly by the Collateral Agent or its assignees.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Redeemable Stock” means any Equity Interest that by its terms or otherwise (i) is required to be redeemed prior to the maturity of the Securities, (ii) matures or is redeemable, in whole or in part, at the option of the Company, any Subsidiary or the holder thereof or pursuant to a mandatory sinking fund at any time prior to the maturity of the Securities, or (iii) is convertible into or exchangeable for debt securities that provide for any scheduled payment of principal prior to the maturity of the Securities at the option of the issuer at any time prior to the maturity of the Securities, until the right to so convert or exchange is irrevocably relinquished.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means the Exchange and Registration Rights Agreement dated as of April 27, 2004, by and among the Company, the Guarantors and the Initial Purchaser, as the same may be modified and supplemented and in effect from time to time.

“Registration Statement” means a Registration Statement as defined and described in the Registration Rights Agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date means the January 1, April 1, July 1 and October 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a Regulation S Temporary Global Security or Regulation S Permanent Global Security, as appropriate.

“Regulation S Permanent Global Security” means a permanent global security in the form set forth in Article Two hereof bearing the Global Security Legend, guaranteed by the Guarantors and deposited with or on behalf of and registered in the name of the Depositary or its nominee, that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Security” means a temporary global security in the form set forth in Article Two hereof bearing the Private Placement Legend, the Global Security Legend and the Regulation S Temporary Global Security Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Security Legend” means the legend set forth on the Regulation S Temporary Global Securities in the form set forth in the third paragraph of Section 202 hereof.

“Representative Amount” means a principal amount of not less than U.S.$1,000,000 for a single transaction in the relevant market at the relevant time.

“Resale Restriction Termination Date” means the date which is two years after the later of the date of original issue of the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such Securities (or any predecessor thereto).

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or the agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend and guaranteed by the Guarantors.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Physical Security” means a Physical Security bearing the Private Placement Legend and guaranteed by the Guarantors.

“Restricted Subsidiary” means (i) any Guarantor, (ii) any Subsidiary of the Company in existence on the Issue Date to which any line of business or division (and the assets associated therewith) of any Guarantor are transferred after the Issue Date, (iii) any Subsidiary of the Company organized or acquired after the Issue Date, unless such Subsidiary has been designated as an Unrestricted Subsidiary by a resolution of the Board of Directors as provided in the definition of “Unrestricted Subsidiary” and (iv) any Unrestricted Subsidiary that is designated as a Restricted Subsidiary by the Board of Directors; provided, that, immediately after giving effect to any such designation (A) no Default or Event of Default has occurred and is continuing and (B) in the case of any designation referred to in clause (iii) or (iv) hereof, the Company could incur at least $1.00 of Indebtedness pursuant to the covenant described in the initial paragraph under Section 1008 hereof, on a pro forma basis taking into account such designation. The Company shall evidence any such designation to the Trustee by promptly filing with the Trustee an Officers’ Certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. Notwithstanding any provision of this Indenture to the contrary, each Guarantor shall be a Restricted Subsidiary. The Restricted Subsidiaries of the Company on the Issue Date shall be the Subsidiaries of the Company listed on Schedule II hereto.

“Rule 144” means Rule 144 under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Group or any successor rating agency.

“Sale and Leaseback Transaction” with respect to any Person, means any arrangement with another Person for the leasing of any real or tangible personal property, which property has been or is to be sold or transferred by such Person to such other Person in contemplation of such leasing.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall include any Exchange Notes to be issued and exchanged for any Initial Securities pursuant to the Registration Rights Agreement and this Indenture and, for purposes of this Indenture, all Initial Securities and Exchange Notes shall vote together as one series of securities under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement dated as of April 27, 2004 among Radnor Holdings Corporation, Radnor Chemical Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., StyroChem U.S., Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C., WinCup GP, L.L.C., WinCup LP, L.L.C., WinCup Texas, Ltd. and WinCup Holdings, Inc., as obligors, and Wachovia Bank, National Association, as collateral agent, as such agreement may be amended, modified, supplemented or restated from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 305 hereof.

“Senior Indebtedness” means Indebtedness of any Person that is not Subordinated Indebtedness.

“Shelf Registration Statement” means any registration statement filed by the Company and the Guarantors with the Commission pursuant to the Registration Rights Agreement, other than an Exchange Offer Registration Statement.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309 hereof.

“Specified Collateral Assets” means Equipment located in the United States and owned by the Company or a Restricted Subsidiary that is a Domestic Subsidiary of the Company, and that is of the same type or similar to Equipment that constitutes Collateral on the Issue Date.

“Stated Maturity” when used with respect to any Indebtedness, means the date specified in such Indebtedness as the fixed date on which the principal of such Indebtedness is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company, any Guarantor or any other Person that expressly provides that such Indebtedness is junior or subordinated in right of payment to the Securities or any Guarantee, as the case may be.

“Subsidiary” means, with respect to the Company, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company’s Subsidiaries or (ii) any other Person or entity of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company’s Subsidiaries.

“Telerate Page 3750” means the display designated as “Page 3750” on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “trustee” in the first paragraph of this instrument, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor trustee; provided, however, that all references to the Trustee in connection with the Collateral or the Collateral Documents shall, unless the context otherwise suggests, mean the Collateral Agent.

“Unrestricted Global Security” means a permanent global security as set forth in Article Two hereof attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that are guaranteed by the Guarantors and is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Physical Securities that do not bear the Private Placement Legend.

“Unrestricted Physical Security” means one or more Physical Securities that are guaranteed by the Guarantors and do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means, until such time as it may be designated as a Restricted Subsidiary by the Board of Directors as provided in and in compliance with the definition of “Restricted Subsidiary,” (i) any Subsidiary of the Company organized or acquired after the Issue Date designated as an Unrestricted Subsidiary by the Board of Directors in which all investments by the Company or any Restricted Subsidiary are made only from funds available for the making of Permitted Investments or Restricted Payments as described under Section 1006 hereof and whose assets or properties do not constitute Collateral and (ii) any Subsidiary of an Unrestricted Subsidiary whose assets or properties do not constitute Collateral. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any assets or property that constitute Collateral or any Equity Interests of, or owns, or holds any Lien upon, any property of, any Subsidiary of the Company that is not a Subsidiary of such Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, directly or indirectly, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of the Restricted Subsidiaries. The Company shall evidence any such designation by promptly filing with the Trustee an officers’ certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. The Unrestricted Subsidiaries of the Company on the Issue Date shall be all of the Subsidiaries of the Company on the Issue Date other than Restricted Subsidiaries of the Company on the Issue Date.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or

(ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof.

“Voting Stock” of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary all of the Capital Stock of which (other than Capital Stock constituting directors’ qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries or by the Company and one or more Wholly-Owned Restricted Subsidiaries.

Section 102. Other Definitions.

Term	Defined in Section
“Act”	105
“Adjusted Net Assets”	1309
“Agent Members”	306
“Asset Sale Offer Amount”	1109
“Asset Sale Offer Period”	1109
“Asset Sale Purchase Date”	1109
“Change of Control Date”	1014
“Change of Control Offer”	1014
“Change of Control Payment Date”	1014
“Change of Control Purchase Price”	1014
“Collateral Asset Sale Offer	1009
“Collateral Excess Proceeds	1009
“Commencement Date”	1109
“Computation Date”	1006
“Computation Period”	1006
“covenant defeasance”	403
“Custodian”	501
“Daily Interest Amount”	312
“Defaulted Interest”	309
“Defeasance”	402
“Defeasance Redemption Date”	404
“Defeased Securities”	401
“Event of Loss Offer”	1017
“Excess Loss Proceeds”	1017
“Funding Guarantor”	1309
“Global Securities”	201

“Non-Collateral Asset Sale Offer”	1009
“Non-Collateral Excess Proceeds”	1009
“Physical Securities”	201
“Registration Default”	203
“Required Filing Date”	704
“Refinancing”	101*
“Refinancing Indebtedness”	101*
“Restricted Payment”	1006
“Subject Property”	1017

*	See “Permitted Indebtedness”, paragraph (k).

Section 103. Compliance Certificates and Opinions.

Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture or the Collateral Documents, the Company, any Guarantor and any other obligor on the Securities shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenants compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents, certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Each such Officers’ Certificate and each such Opinion of Counsel furnished to the Trustee pursuant to this Section 103 shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinion contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 104. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor of the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor of the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor of the Securities, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105. Acts of Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or the Collateral Documents to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee or the Collateral Agent, as the case may be, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture or the Collateral Documents, if made in the manner provided in this Section. The fact and date of the execution by any Person of any such instrument or writing or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient in accordance with such reasonable rules as the Trustee may determine.

(b) The ownership of Securities shall be proved by the Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

(d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

In the absence of any such record date fixed by the Company, regardless as to whether a solicitation of the Holders is occurring on behalf of the Company or any Holder, the Trustee may, at its option, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Trustee shall have no obligation to do so. Any such record date shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than a date such solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 106. Notices, etc., to Trustee, Collateral Agent, the Company and any Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture or the Collateral Documents to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company or any Guarantor or any other obligor of the Securities shall be sufficient for every purpose hereunder and under the Collateral Documents if in writing (including telecopy, with respect to the Company or any Guarantor only) and mailed, first-class postage prepaid, telecopied, hand delivered, or delivered by recognized overnight courier, to or with the Trustee at Wachovia Bank, National Association, 123 South Broad Street, 11th Floor, PA1249, Philadelphia, Pennsylvania 19109, Attention: Corporate Trust Administration or at any other address previously furnished in writing to the Holders, the Company, any Guarantor or any other obligor of the Securities by the Trustee; or

(b) the Company or any Guarantor shall be sufficient for every purpose hereunder and under the Collateral Documents if in writing (including telecopy) and mailed, first-class postage prepaid, telecopied, hand delivered, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at Three Radnor Corporate Center, Suite 300, Radnor, Pennsylvania 19087, Attention: Treasurer, telecopy: (610) 995-2697 or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

Section 107. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture or the Collateral Documents by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture or the Collateral Documents modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture or the Collateral Documents as so modified or to be excluded, as the case may be.

Section 109. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110. Successors and Assigns.

All covenants and agreements in this Indenture by the Company and the Guarantors shall bind their successors and assigns, whether so expressed or not.

Section 111. Separability Clause.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112. Benefits of Indenture.

Nothing in this Indenture or in the Securities or the Guarantees, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113. Governing Law.

This Indenture and the Securities and the Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 114. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 115. Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 116. Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 117. Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company,

the Guarantors, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 118. No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company or any of the Guarantors, shall not have any liability for any obligations of the Company under the Securities or this Indenture, for any obligation of the Guarantors under the Guarantees or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

ARTICLE TWO

SECURITY FORMS

Section 201. Forms Generally.

The Securities, the Guarantees and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

Securities offered and sold in reliance on Rule 144A or Regulation S shall be issued initially in the form of one or more permanent global securities substantially in the form set forth in this Article (the “Global Securities”). Global Securities offered and sold in reliance on Rule 144A shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided. Securities offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Security, which shall be deposited with the Trustee, as custodian for the Depositary, registered in the name of the nominee of the Depositary for credit to the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company (and having an executed Guarantee thereon) and authenticated by the Trustee as hereinafter provided. Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in Regulation S Permanent Global Securities pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Securities, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Securities offered and sold other than as described in the preceding paragraph shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in this Article, except that such Securities shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests on the Global Security” attached thereto (the “Physical Securities”). Any Securities transferred to Institutional Accredited Investors after the Issue Date shall be in the form of Physical Securities.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202. Restrictive Legends.

Each Global Security and Physical Security shall bear the following legend on the face thereof until after the Resale Restriction Termination Date, unless and until a Security is exchanged for an Exchange Note in connection with an effective registration pursuant to the Registration Rights Agreement or another effective registration and resale of the Securities occurs pursuant to the Registration Rights Agreement:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO RADNOR HOLDINGS CORPORATION OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT, AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF RADNOR HOLDINGS CORPORATION SO REQUESTS), OR

(G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH OF CLAUSES (A) THROUGH (G), IN ACCORDANCE WITH THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND RADNOR HOLDINGS CORPORATION SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Security, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFER OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO., OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 307 OF THE INDENTURE.

Each Regulation S Temporary Global Security shall also bear the following legend on the face thereof:

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS

EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

Section 203. Form of Face of Securities.

The form of the face of the Securities shall be substantially as follows:

RADNOR HOLDINGS CORPORATION

SENIOR SECURED FLOATING RATE NOTES DUE 2009

CUSIP/CINS No.	$

RADNOR HOLDINGS CORPORATION, a Delaware corporation (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      United States dollars on April 15, 2009, at the office or agency of the Company referred to below, and to pay interest thereon from the date of original issuance, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on January 15, April 15, July 15 and October 15 in each year, commencing July 15, 2004 at the floating rate of LIBOR + 6.75% per annum (reset quarterly on each Interest Payment Date and calculated in accordance with Section 312 of the Indenture), in United States dollars, until the principal amount hereof is paid or duly provided for.

[In the event that (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th day after the Issue Date or declared effective on or prior to the 210th day after the Issue Date, (ii) the Exchange Offer is not consummated on or prior to the 240th day following the Issue Date, (iii) the Shelf Registration Statement is not filed or declared effective within the required time periods or (iv) any of the Registration Statements required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective (except as specifically permitted therein) for a period of 15 consecutive days without being succeeded immediately by any additional Registration Statement filed and declared effective (each such event, a “Registration Default”), the interest rate borne by the Securities will be increased by 0.25% per annum for the 90-day period following such Registration Default. Such interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period following such Registration Default, up to a maximum aggregate increase of 1.00% per annum. Upon (x) the filing or the effectiveness of the Exchange Offer Registration Statement, (y) the consummation of the Exchange Offer or (z) the filing or the effectiveness of the Shelf Registration Statement, as the case may be, the interest rate borne by the Securities shall be reduced from and including the date on which any of the events specified in clauses (x), (y) or (z) above occur by the amount of the related increase in the interest rate.

Notwithstanding the foregoing, the Issuers shall not be required to pay such additional interest with respect to the Securities held by a Holder if the applicable Registration Default arises from the failure of the Issuers to file, or cause to become effective, a Shelf Registration Statement within the specified time periods by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the National Association of Securities Dealers, Inc. or the Commission may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder contained in the penultimate paragraph of Section 5 of the Registration Rights Agreement to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.]1

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the January 1, April 1, July 1 and October 1 immediately preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of, premium, if any, and interest on this Security shall be made at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months[; provided, however, that any additional interest on the Initial Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed].

[Until this Regulation S Temporary Global Security is exchanged for one or more Regulation S Permanent Global Securities, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global

[1]	To be included in each Security prior to expiration of the obligations of the Company and the Guarantors under the Registration Rights Agreement.

Security shall in all other respects be entitled to the same benefits as other Securities under the Indenture.]2

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security is entitled to the benefits of Guarantees by each of the Guarantors of the punctual payment when due of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders. The Guarantees shall be senior obligations of the Guarantors, and will rank pari passu in right of payment with all other existing and future Senior Indebtedness of the Guarantors and senior to all Subordinated Indebtedness of the Guarantors. Such Guarantees will be effectively subordinated in right of payment to all existing and future secured indebtedness (other than the Notes and the Guarantees) of the Guarantors to the extent of the assets securing such indebtedness (other than Collateral). Reference is hereby made to Article Thirteen of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of each of the Guarantors.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:	RADNOR HOLDINGS CORPORATION

By

President

Attest:

Secretary

Section 204. Form of Reverse of Securities.

The form of the reverse of the Securities shall be substantially as follows:

This Security is one of a duly authorized issue of Securities of the Company designated as its Senior Secured Floating Rate Notes due 2009 (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $70,000,000, which may be issued under an indenture (herein called the “Indenture”)

[2]	To be included on each Regulation S Temporary Global Security only.

dated as of April 27, 2004, among the Company, the Guarantors and Wachovia Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee, the Collateral Agent and the Holders of the Securities, and of the terms upon which the Securities and the Guarantees are, and are to be, authenticated and delivered.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance or noncompliance with certain conditions set forth therein.

The Securities shall be senior secured obligations of the Company, and shall rank pari passu in right of payment with all existing and future Senior Indebtedness of the Company and senior to all future Subordinated Indebtedness of the Company. The Guarantees shall be senior obligations of the Guarantors, and shall rank pari passu in right of payment with all of the Guarantors’ existing and future Senior Indebtedness and senior in right of payment to all of the Guarantors’ future Subordinated Indebtedness. The obligations of the Company and the Guarantors under the Securities, the Indenture, the Guarantees and the Collateral Documents are secured by first-priority Liens on the Collateral pursuant to the terms of the Collateral Documents.

The Securities shall be redeemable at the option of the Company, in whole or in part from time to time, on not less than 30 nor more than 60 days’ prior notice, mailed by first-class mail to the Holders’ registered addresses, in cash, in amounts of $1,000 or an integral multiple of $1,000 at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed in the period commencing on the Issue Date (in 2004) and ending on April 14, 2005 and thereafter, in the 12-month period commencing on April 15 in each other year indicated below:

Year	Redemption
2004[3]	103.000%
2005	102.000%
2006	101.000%
2007 and thereafter	100.000%

in each case together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant record dates to receive interest due on an Interest Payment Date). If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata, by lot or by any other method the Trustee shall deem fair and appropriate.

[3]	Indicates period commencing on the Issue Date and ending on April 14, 2005.

Notwithstanding any provisions of the Indenture to the contrary, any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. The Securities shall not be subject to, or entitled to the benefits of, any sinking fund.

Upon the occurrence of a Change of Control, each Holder may require the Company to repurchase all or a portion of such Holder’s Securities in an amount of $1,000 or integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the Change of Control Payment Date.

Under certain circumstances, in the case of Asset Sales with respect to assets or property that do not constitute Collateral, when the aggregate amount of Non-Collateral Excess Proceeds equals or exceeds $10,000,000, Section 1009 of the Indenture provides that the Company shall apply 100% of such Non-Collateral Excess Proceeds within 365 days subsequent to the consummation of the Asset Sale that resulted in the Non-Collateral Excess Proceeds equaling or exceeding $10,000,000 to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, and any other amounts due, if any, to the date of purchase pursuant to an offer to purchase made by the Company with respect to the Securities.

In the case of Asset Sales with respect to assets or property that constitute Collateral, the Company or the applicable Restricted Subsidiary shall apply the Net Proceeds relating to such Asset Sale within 365 days of such Asset Sale to make an investment in Specified Collateral Assets of the Company or one or more Guarantors. When the aggregate amount of Collateral Excess Proceeds from one or more Asset Sales equals or exceeds $3,000,000, the Company shall apply 100% of such Collateral Excess Proceeds within 365 days subsequent to the consummation of such Asset Sale that resulted in the Collateral Excess Proceeds equaling or exceeding $3,000,000 to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and any other amounts due, if any, to the date of purchase pursuant to an offer to purchase made by the Company with respect to the Securities.

Section 1017 of the Indenture provides that, in the case of an Event of Loss with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $500,000, the Company or the affected Restricted Subsidiary, as the case may be, may, subject to certain conditions, apply the related Net Loss Proceeds to the rebuilding, repair, replacement or construction or improvements to the property affected by such Event of Loss. To the extent that the amount of Net Loss Proceeds not used for such purposes within 365 days exceeds $3,000,000, the Company shall make an Event of Loss Offer for the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and any other amounts due, if any, to the date of purchase pursuant to an offer to purchase made by the Company with respect to the Securities.

In the case of any redemption or repurchase of Securities, interest installments whose Interest Payment Date is on or prior to the Redemption or repurchase date shall be payable to the Holders of such Securities of record as of the close of business on the relevant record date referred to on the face hereof. Securities (or portions thereof) for whose redemption or repurchase and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption or repurchase.

In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Guarantees at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Guarantees and certain past Defaults under the Indenture and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor upon the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

The Securities are issuable only in fully registered form without interest coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

[The Company and the Guarantors have entered into an Exchange and Registration Rights Agreement dated as of April 27, 2004 (the “Registration Rights Agreement”) with the Initial Purchaser described therein. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed, among other things, for the benefit of the Holders that they shall, at their expense, (i) file with the Commission on or prior to 60 days from the Issue Date an Exchange Offer Registration Statement with the Commission with respect to a registered offer to exchange this Security for an Exchange Note, (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by the 210th day after the Issue Date and (iii) cause the Exchange Offer to be consummated by the 240th day after the Issue Date.

Reference is hereby made to the Registration Rights Agreement for a statement of the respective rights, duties and obligations thereunder of the Company, the Guarantors and the Holders of the Securities.] 4

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

[4]	To be included in each Security prior to expiration of the obligations of the Company and the Guarantors under the Registration Rights Agreement.

Date:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 1014 or 1109 of the Indenture, check the appropriate box below:

☐ Section 1014 ☐ Section 1109

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 1014 or Section 1109 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the Security)

Tax Identification No.:

Signature Guarantee:

Section 205. Form of Trustee’s Certificate of Authentication.

The form of Trustee’s Certificate of Authority shall be set forth on the Securities substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Securities referred to in the within-mentioned Indenture.

WACHOVIA BANK, NATIONAL ASSOCIATION As Trustee

By

Dated:		Authorized Signatory

Section 206. Form of Schedule of Exchanges in the Global Securities.

Each Global Security, whether or not an Exchange Note, shall also include the following schedule on the reverse thereof:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE

[REGULATION S TEMPORARY] GLOBAL SECURITY

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Physical Security, or exchanges of a part of another Global Security or Physical Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this [Regulation S Temporary] Global Security	Amount of increase in Principal Amount of this [Regulation S Temporary] Global Security	Principal Amount of this [Regulation S Temporary] Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

Section 207. Form of Guarantee of Each of the Guarantors.

The form of Guarantee shall be set forth on the Securities substantially as follows:

GUARANTEES

For value received, each of the undersigned hereby unconditionally guarantees, jointly and severally, to the Holder of this Security the payment of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture, the Securities and the Collateral Documents, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security and Article Thirteen of the Indenture. This Guarantee shall not become effective until the Trustee duly manually executes the certificate of authentication on this Security. Such Guarantee shall be secured on a senior secured basis in accordance with the Indenture and the Collateral Documents.

RADNOR CHEMICAL CORPORATION

Attest		By

	Name:		Name:
	Title:		Title:

RADNOR DELAWARE II, INC.

Attest		By

	Name:		Name:
	Title:		Title:

RADNOR MANAGEMENT DELAWARE, INC.

Attest		By

	Name:		Name:
	Title:		Title:

RADNOR MANAGEMENT, INC.

Attest		By

	Name:		Name:
	Title:		Title:

STYROCHEM DELAWARE, INC.

Attest		By

	Name:		Name:
	Title:		Title:

STYROCHEM EUROPE DELAWARE, INC.

Attest		By

	Name:		Name:
	Title:		Title:

STYROCHEM U.S., LTD.

By:	StyroChem GP, L.L.C., its general partner,

By:	Radnor Chemical Corporation, its sole member

Attest		By

	Name:		Name:
	Title:		Title:

STYROCHEM GP, L.L.C.

By:	Radnor Chemical Corporation, its sole member

Attest		By

	Name:		Name:
	Title:		Title:

STYROCHEM LP, L.L.C.

By:	Radnor Chemical Corporation, its sole member

Attest		By

	Name:		Name:
	Title:		Title:

WINCUP EUROPE DELAWARE, INC.

Attest		By

	Name:		Name:
	Title:		Title:

WINCUP GP, L.L.C.

By:	WinCup Holdings, Inc., its sole member

Attest		By

	Name:		Name:
	Title:		Title:

WINCUP LP, L.L.C.

By:	WinCup Holdings, Inc., its sole member

Attest		By

	Name:		Name:
	Title:		Title:

WINCUP TEXAS, LTD.

By:	WinCup GP, L.L.C., its general partner,

By:	WinCup Holdings, Inc. its sole member

Attest		By

	Name:		Name:
	Title:		Title:

WINCUP HOLDINGS, INC.

Attest		By

	Name:		Name:
	Title:		Title:

ARTICLE THREE

THE SECURITIES

Section 301. Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $70,000,000 in principal amount of Securities plus any Exchange Securities which may be issued upon consummation of an Exchange Offer, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1009, 1014 or 1108 hereof.

The Securities shall be known and designated as the “Senior Secured Floating Rate Notes due 2009” of the Company. The Stated Maturity of the principal amount of the Securities shall be April 15, 2009, and the Securities shall bear interest at a rate per annum, reset quarterly on each Interest Payment Date, equal to LIBOR + 6.75% from the Issue Date or from the most recent Interest Payment Date to which interest on the Securities has been paid, as the case may be, payable quarterly on each Interest Payment Date commencing on July 15, 2004, until the principal thereof is paid or duly provided for. Interest on the Securities shall be calculated by the Calculation Agent in accordance with Section 312 hereof. If a Registration Default shall occur, the interest rate borne by the Securities shall be increased by 0.25% per annum at the beginning of each 90-day period commencing at the date of any such Registration Default, up to a maximum aggregate increase of 1.00% per annum. Upon (x) the filing or the effectiveness of the Exchange Offer Registration Statement, (y) the consummation of the Exchange Offer or (z) the filing or the effectiveness of the Shelf Registration Statement, as the case may be, the interest rate borne by the Securities shall be reduced from and including the date on which any of the events specified in clauses (x), (y) or (z) above occur by the amount of the related increase in the interest rate set forth above. Notwithstanding the foregoing, the Issuers shall not be required to pay such additional interest with respect to the Securities held by a Holder if the applicable Registration Default arises from the failure of the Issuers to file, or cause to become effective, a Shelf Registration Statement within the specified time periods by reason of the failure of such Holder to provide such information as (i) the Company may reasonably request, with reasonable prior written notice, for use in the Shelf Registration Statement or any prospectus included therein to the extent the Company reasonably determines that such information is required to be included therein by applicable law, (ii) the National Association of Securities Dealers, Inc. or the Commission may request in connection with such Shelf Registration Statement or (iii) is required to comply with the agreements of such Holder contained in the penultimate paragraph of Section 5 of the Registration Rights Agreement to the extent compliance thereof is necessary for the Shelf Registration Statement to be declared effective.

The principal and interest on any Global Security shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of such Global Security represented thereby. The principal of, premium, if any, and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose; provided, however, that at the option of the Company interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

The Securities shall be redeemable as provided in Article Eleven hereof.

At the election of the Company, the entire Indebtedness on the Securities or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four hereof.

The Indenture Obligations of the Company and the Guarantors shall be guaranteed as provided in Article Thirteen hereof and secured as provided in the Collateral Documents and Article Fourteen hereof.

Section 302. Denominations.

The Securities shall be issuable only in fully registered form without interest coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 303. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President or one of its Vice Presidents under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Upon a Company Order, the Trustee shall authenticate and deliver an additional series of notes in an aggregate principal amount not to exceed $70,000,000 for issuance in exchange for all or a portion of the Initial Securities previously issued and surrendered for cancellation pursuant to an exchange offer registered under the Securities Act, in accordance with the Registration Rights Agreement. The Exchange Notes may have such distinctive series designation and such changes in the form thereof as are specified in the Company Order referred to in the preceding sentence, and shall be guaranteed by the Guarantors on substantially identical terms as the Initial Securities.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

In case the Company or any Guarantor, pursuant to Article Eight hereof, shall be consolidated, merged with or into any other Person or shall sell, assign, convey, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a sale, assignment, conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight hereof, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee (at the expense of the Company) may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 304. Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, the Guarantors shall execute Guarantees on and, upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 305. Registration of Transfer and Exchange.

All provisions of this Section 305 shall be subject to Section 307 hereof.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 hereof being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee or an agent thereof or of the Company shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations (including an exchange of Initial Securities for Exchange Notes), of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, the Securities of the same series which the Holder making the exchange is entitled to receive; provided that no exchanges of Initial Securities for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Initial Securities that are exchanged for Exchange Notes shall be canceled by the Trustee.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges of Initial Securities for Exchange Notes and exchanges pursuant to Section 303, 304, 305, 306, 307, 308, 906, 1009, 1014 or 1108 hereof not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business (i) 15 days before the date of selection of Securities for redemption under Section 1104 hereof and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Section 306. Book-Entry Provisions for Global Securities.

All provisions of this Section 306 shall be subject to Section 307 hereof.

(a) The Global Securities initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202 hereof.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of the Global Securities shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Physical Securities in accordance with the Applicable Procedures and the provisions of Section 307 hereof; provided that in no event shall the Regulation S Temporary Global Security be so transferred or exchanged for Physical Securities prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if the Depositary notifies the Company in writing that it is unwilling or unable to continue as Depositary for the Global Securities or ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners of such Global Security pursuant to Subsection (b) of this Section, the Security Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

(d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to Subsection (b) of this Section, the Global Security shall be surrendered to the Trustee for cancellation, and the Company shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e) Any Physical Security delivered in exchange for an interest in a Global Security pursuant to Subsection (b) or Subsection (c) of this Section shall, except as otherwise provided by Subsection (a)(i)(x) and Subsection (d) of Section 307 hereof, bear the applicable legend regarding transfer restrictions applicable to the Physical Security set forth in Section 202 hereof.

(f) The registered Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 307. Special Transfer Provisions.

The Applicable Procedures of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held by the Agent Members through Euroclear or Clearstream.

(a) Unless and until an Initial Security is exchanged for an Exchange Note in connection with an effective Exchange Offer Registration Statement or a Shelf Registration Statement is declared effective with respect to such Initial Securities and an Initial Security is sold pursuant to the plan of distribution thereunder, the following provisions shall apply:

(i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Security may be transferred to persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period transfers of beneficial interests in the Regulation S Temporary Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Security may be transferred only to persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 307(a)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Security to a person who takes delivery thereof in the form of a beneficial interest in the same Global Security), the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Physical Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Security Registrar containing information regarding the person in whose name such Physical Security shall be registered to effect the transfer or exchange referred to in (1) above. Upon an Exchange Offer by the Company in accordance with

Section 307(c) hereof, the requirements of this Section 307(a)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Securities. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security or Securities pursuant to Section 307(f) hereof.

(iii) Transfer of Beneficial Interests in a Restricted Global Security to Another Restricted Global Security. A beneficial interest in any Restricted Global Security may be transferred to a person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of clause (ii) above and the Security Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security. A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of clause (ii) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act and such beneficial interest in a Restricted Global Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue, the Guarantors shall execute Guarantees on, and, upon receipt of an authentication order in accordance with Section 303 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(b) Transfer or Exchange of Beneficial Interests for Physical Securities.

(i) If any holder of a beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Physical Security or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Physical Security, then, upon receipt by the Security Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Physical Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable, and a certificate from the transferee to the effect set forth in Exhibit A hereto;

(F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 307(f) hereof, and the Company shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver to the person designated in the instructions a Physical Security in the appropriate principal amount. Any Physical Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 307(b)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Physical Securities to the persons in whose names such Securities are so registered. Any Physical Security issued in exchange for a beneficial interest in a Restricted Global Security pursuant to this Section 307(b)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii) Notwithstanding 307(b)(i) hereof, a holder of a beneficial interest in a Restricted Global Security may exchange such beneficial interest for an Unrestricted

Physical Security or may transfer such beneficial interest to a person who takes delivery thereof in the form of an Unrestricted Physical Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a Physical Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof;

(2) if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a person who shall take delivery thereof in the form of a Physical Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act and such beneficial interest in a Restricted Global Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii) If any holder of a beneficial interest in an Unrestricted Global Security proposes to exchange such beneficial interest for a Physical Security or to transfer such beneficial interest to a person who takes delivery thereof in the form of a Physical Security, then upon satisfaction of the conditions set forth in Section 307(a)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to Section 307(g) hereof, and the Company shall execute, the Guarantors shall execute Guarantees on, and the Trustee shall authenticate and deliver to the person designated in the instructions a Physical Security in the appropriate principal amount. Any Physical Security issued in exchange for a beneficial interest pursuant to this Section 307(b)(ii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Physical Securities to the persons in whose names such Securities are so registered. Any Physical Security issued in exchange for a beneficial interest pursuant to this Section 307(b)(ii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Security cannot be exchanged for a Physical Security bearing the Private Placement Legend or transferred to a person who takes delivery thereof in the form of a Physical Security bearing the Private Placement Legend.

(c) Transfer and Exchange of Physical Securities for Beneficial Interests.

(i) If any Holder of a Restricted Physical Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security or to transfer such Physical Securities to a person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Security Registrar of the following documentation:

(A) if the Holder of such Restricted Physical Security proposes to exchange such Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Physical Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Physical Security is being transferred to a Non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Physical Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Physical Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F) if such Physical Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Physical Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Security, in the case of clause (B) above, the 144A Global Security, in the case of clause (C) above, the Regulation S Global Security, in the case of clause (D) above, the appropriate Restricted Global Security, in the case of clause (E) above, the Trustee shall cancel the Physical Security without a corresponding increase in any Global Security and, in the case of clause (F) above, the Unrestricted Global Security.

(ii) A Holder of a Restricted Physical Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Restricted Physical Security to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registrations Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is a affiliate (as defined in Rule 144) or the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such Physical Securities proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

(2) if the Holder of such Physical Securities proposes to transfer such Securities to a person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Physical Securities are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 307I(ii), the Trustee shall cancel the Physical Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.

(iii) A Holder of an Unrestricted Physical Security may exchange such Security for a beneficial interest in an Unrestricted Global Security or transfer such Physical Securities to a person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Physical Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.

If any such exchange or transfer from a Physical Security to a beneficial interest in a Global Security is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue, the Guarantors shall execute Guarantees on, and, upon receipt of an authentication order in accordance with Section 303 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above.

(d) Transfer and Exchange of Physical Securities for Physical Securities. Upon request by a Holder of Physical Securities and such Holder’s compliance with the provisions of this Section 307(d), the Security Registrar shall register the transfer of exchange of Physical Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Physical Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 307(d).

(i) Restricted Physical Securities may be transferred to and registered in the name of persons who take delivery thereof if the Security Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; and

(D) if the transfer is being made to an Institutional Accredited Investor and effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904 under the Securities Act, a certificate from the transferee in the form of Exhibit A hereto.

(ii) Any Restricted Physical Security may be exchanged by the Holder thereof for an Unrestricted Physical Security or transferred to a person or persons who take delivery thereof in the form of an Unrestricted Physical Security if:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a broker-dealer, (2) a person participating in the distribution of the Exchange Notes or (3) a person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Security Registrar receives the following:

(1) if the Holder of such Restricted Physical Securities proposes to exchange such Securities for an Unrestricted Physical Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

(2) if the Holder of such Restricted Physical Securities proposes to transfer such Securities to a person who shall take delivery thereof in the form of an Unrestricted Physical Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

(3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Physical Security is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

(iii) A Holder of Unrestricted Physical Securities may transfer such Securities to a person who takes delivery thereof in the form of an Unrestricted Physical Security. Upon receipt of a request for such a transfer, the Security Registrar shall register the Unrestricted Physical Securities pursuant to the instructions from the Holder thereof. Unrestricted Physical Securities cannot be exchanged for or transferred to persons who take delivery thereof in the form of a Restricted Physical Security.

(e) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue, the Guarantors shall execute Guarantees on, and, upon receipt of an authentication order in accordance with Section 303 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by persons that are not (x) broker-dealers, (y) persons participating in the distribution of the Exchange Notes or (z) persons who are affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Physical Securities in an aggregate principal amount equal to the principal amount of the Restricted Physical Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Securities, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company and the Guarantors shall execute and the Trustee shall authenticate and deliver to the persons designated by the Holders of Restricted Physical Securities so accepted Unrestricted Physical Securities in the appropriate principal amount.

(f) Cancellation and/or Adjustment of Global Securities. At such times as all beneficial interests in a particular Global Security have been exchanged for Physical Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 311 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Physical Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

(g) Private Placement Legend. Any Security authenticated and issued hereunder shall not be required to bear the Private Placement Legend, if such Security shall be issued upon:

(i) the transfer or exchange of a Security and contemporaneously therewith the Company shall have received an Opinion of Counsel, at its expense, in form and substance reasonably satisfactory to the Company, to the effect that such Security to be issued upon such transfer or exchange may be so issued without such legend because

(A) such Security is being exchanged for an Exchange Note, (B) such Security shall have been registered under the Securities Act, the registration statement in connection therewith shall have been declared effective and such Security shall have been disposed of pursuant to such effective registration statement, or (C) the requested transfer is on or after the Resale Restriction Termination Date and the Company shall have delivered to the Trustee and the Security Registrar a copy of such Opinion of Counsel together with an Officers’ Certificate directing the Trustee and the Security Registrar to deliver an unlegended Security in connection with such transfer or exchange; such Officers’ Certificate and Opinion of Counsel shall be delivered by the Company as soon as practicable after its receipt of a written request by a Holder for such a transfer or exchange; or

(ii) the transfer or exchange of a Security not bearing such legend.

(h) General.

(i) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Security only as provided in this Indenture.

(ii) Prior to any transfer or exchange of a Security bearing the Private Placement Legend for another Security bearing the Private Placement Legend, the Company shall have received an opinion of counsel of the Holder (which may include in-house counsel of such Holder experienced in matters of Federal securities law), at its expense, in form and substance reasonably satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act and the Company shall have delivered to the Trustee and the Security Registrar a copy of such opinion of counsel of the Holder together with an Officers’ Certificate directing the Trustee and the Security Registrar to transfer or exchange the Security bearing the Private Placement Legend for another Security bearing the Private Placement Legend.

The Trustee and the Security Registrar shall forward copies of all letters, notices and other written communications received pursuant to Section 306 hereof or this Section 307 to the Company for approval prior to any transfer or exchange.

Notwithstanding anything to the contrary set forth herein, the Trustee and the Security Registrar shall have no duty to monitor compliance with any Federal, state or other securities laws.

Section 308. Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, each Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, the Guarantors shall execute Guarantees on, and upon the written request of the Company, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereof and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and the Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 309. Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security (including any Exchange Security issued in exchange for an Initial Security) shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 310. Persons Deemed Owners.

The Company, any Guarantor, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 309 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

Section 311. Cancellation.

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed and certification of their destruction delivered to the Company. The Trustee shall provide the

Company a list of all Securities that have been canceled from time to time as requested by the Company.

Section 312. Computation of Interest.

(a) Interest (other than additional interest resulting from a Registration Default) on the Securities shall be computed by the Calculation Agent as follows:

(i) The amount of interest for each day that the Securities are outstanding (the “Daily Interest Amount”) will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Securities. The amount of interest to be paid on the Securities for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period;

(ii) All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards); and

(iii) The interest rate on the Securities will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

The Calculation Agent shall, upon the request of the Holder of any Security, provide the interest rate then in effect with respect to the Securities. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company, the Guarantors and the Holders of the Securities.

(b) Additional interest on the Initial Securities resulting from a Registration Default shall be computed on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

Section 313. Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date and at Maturity, the Company shall have deposited with the Trustee or a Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or at Maturity, as the case may be, in a timely manner which permits the Trustee or such Paying Agent to remit payment to the Holders on such Interest Payment Date or at Maturity, as the case may be.

Section 314. CUSIP Number.

The Company in issuing the Securities shall use a “CUSIP” or CINS number(s), as applicable, and, the Trustee shall use the CUSIP or CINS number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or CINS number(s) printed in the notice or on the Securities and that reliance may be placed on the other identification numbers printed on the Securities.

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Section 401. Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 402 or Section 403 hereof be applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article Four.

Section 402. Defeasance and Discharge.

Upon the Company’s exercise under Section 401 hereof of the option applicable to this Section 402, the Company, each of the Guarantors and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 405 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied, and be released from, all its other obligations under such Securities, this Indenture and the Collateral Documents insofar as such Securities are concerned (and the Trustee and the Collateral Agent, at the expense of the Company, and, upon written request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 404 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium if any, and interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 304, 305, 308, 1002 and 1018 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and under the Collateral Documents including, without limitation, the Trustee’s rights under Section 606 hereof and the Company’s obligations in connection therewith, and (d) this Article Four. Subject to compliance with this Article Four, the Company may exercise its option under this Section 402 notwithstanding the prior exercise of its option under Section 403 hereof with respect to the Securities.

Section 403. Covenant Defeasance.

Upon the Company’s exercise under Section 401 hereof of the option applicable to this Section 403, the Company and each Guarantor shall be released from its obligations under any covenant or provision contained or referred to in Sections 1004, 1005, 1006, 1007, 1008, 1009, 1010, 1011, 1012, 1014, 1015, 1016, 1017, 1019 and 1020 hereof with respect to the Defeased Securities and its obligations under the Collateral Documents on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) or (4) hereof but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 404. Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 402 or Section 403 hereof to the Defeased Securities:

(1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 hereof who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) United States dollars in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms shall provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the Defeased Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, of such principal or installment of principal, premium, if any, or interest (such date being referred to as the “Defeasance Redemption Date”), if when exercising under Section 401 hereof either its option applicable to Section 402 hereof or its option applicable to Section 403 hereof, the Company shall have delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date); provided that the Trustee shall have been irrevocably instructed to apply such United States dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Any such redemption or notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

(2) In the case of an election under Section 402 hereof, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States of America stating that (A) the Company has received from the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, including by means of a Revenue Ruling published by the Internal

Revenue Service, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States of America shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(3) In the case of an election under Section 403 hereof, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States of America to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(4) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Subsection 501(11) or (12) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit.

(5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which it is bound.

(6) The Company shall have delivered to the Trustee an Opinion of Independent Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness of the Company or of any Guarantor and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally.

(7) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others.

(8) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 402 hereof or the covenant defeasance under Section 403 hereof (as the case may be) have been complied with as contemplated by this Section 404.

Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Section 405. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1018 hereof, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 405, the “Trustee”) pursuant to Section 404 hereof in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 404 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Securities.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 404 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 406. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 402 or 403 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and each Guarantor’s obligations under this Indenture and the Securities (including, without limitation, the provisions of Article Thirteen hereof) shall be revived and reinstated as though no deposit had occurred pursuant to Section 402 or 403 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 402 or 403 hereof, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

Section 407. Repayment of the Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any

Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall promptly be repaid to the Company.

ARTICLE FIVE

REMEDIES

Section 501. Events of Default.

An “Event of Default” shall occur if:

(1) there shall be a default in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of thirty (30) days;

(2) there shall be a default in the payment of the principal of, or premium with respect to, any Security when the same becomes due and payable, at maturity, upon redemption (upon the satisfaction of any conditions thereto as set forth in the applicable notice of redemption), in connection with a Change of Control, an Asset Sale or otherwise;

(3) the Company or any Guarantor fails to observe or perform any covenant, condition or agreement on the part of the Company or such Guarantor to be observed or performed pursuant to Article Eight hereof;

(4) the Company or any Guarantor fails to observe or perform any covenant, condition or agreement on the part of the Company or such Guarantor to be observed or performed pursuant to Section 1006, 1008, 1009, 1010, 1012, 1014, 1019 or 1020 hereof and such failure continues for the period and after the notice specified below;

(5) the Company or any Guarantor fails to observe or perform any other covenant, condition or agreement in this Indenture, the Securities or the Collateral Documents and such failure continues for the period and after the notice specified below;

(6) the Company denies or disaffirms in writing its obligations under this Indenture or the Securities;

(7) a Guarantor denies or disaffirms in writing its obligations under its Guarantee, or any Guarantee for any reason ceases to be, or is asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee;

(8) the Company or any of the Restricted Subsidiaries denies or disaffirms in writing its obligations under any Collateral Document, or any Collateral Document for any reason ceases to be, or is asserted in writing by any Restricted Subsidiary or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Collateral Document;

(9) a default occurs under any Indebtedness of the Company or any of its Subsidiaries (other than the Securities or the Guarantees), whether such Indebtedness now exists or is created after the Closing Date if either (A) such default results from the failure to pay the final scheduled principal installment in respect of any such Indebtedness on the Stated Maturity thereof (after giving effect to any applicable grace period) or (B) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of all other Indebtedness with respect to which the principal amount remains unpaid at its final maturity (after giving effect to any applicable grace period) or the maturity of which has been so accelerated, aggregates $7,500,000 or more;

(10) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of the Restricted Subsidiaries and such judgment or judgments remain undischarged, unbonded or unstayed for a period of sixty (60) days, provided that the aggregate of all such judgments (other than any judgment as to which and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) exceeds $7,500,000;

(11) the Company, any Guarantor or any other Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case in which it is a debtor,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property,

(d) makes a general assignment for the benefit of its creditors, or

(e) admits in writing its inability to pay debts as the same become due; or

(12) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company, any Guarantor or any other Restricted Subsidiary in an involuntary case in which it is a debtor,

(b) appoints a Custodian of the Company, any Guarantor or any other Restricted Subsidiary or for all or substantially all of their property,

(c) orders the liquidation of the Company, any Guarantor or any other Restricted Subsidiary,

and the order or decree remains unstayed and in effect for sixty (60) days.

The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

A Default under clauses (4) or (5) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the Securities then Outstanding notify the Company, the Trustee and, if applicable, the Collateral Agent, of the Default and the Company does not cure the Default within (i) in the case of a Default under clause (4), thirty (30) days after receipt of such notice and (ii) in the case of clause (5), sixty (60) days after receipt of such notice. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

The failure to make any payment on the Securities when due shall, after the expiration date of any applicable grace period, constitute an Event of Default under this Indenture.

Section 502. Acceleration.

If an Event of Default (other than an Event of Default specified in clauses (11) and (12) of Section 501 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then Outstanding by written notice to the Company and the Trustee, may declare the unpaid principal of and any accrued interest on all the Securities to be due and payable and exercise any remedies available under the Collateral Documents in accordance with the terms thereof. Upon such declaration the principal and interest shall be due and payable immediately. If an Event of Default specified in clause (11) or (12) of Section 501 hereof occurs, such an amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority (or, in the case of the failure to make a Change of Control Offer pursuant to Section 1014 hereof, two-thirds) in principal amount of Securities then Outstanding by written notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay

(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Securities,

(iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at a rate borne by the Securities, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities; and

(b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 504 hereof. No such rescission shall affect any subsequent Default or impair any right consequent thereon provided in Section 504 hereof.

Section 503. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy (under this Indenture, the Collateral Documents or otherwise) to collect the payment of principal, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture, the Guarantees or the Collateral Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the

Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 504. Waiver of Past Defaults.

Holders of a majority (or, in the case of the failure by the Company to make a Change of Control Offer pursuant to Section 1014 hereof, two-thirds) in aggregate principal amount of the Securities then Outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of the principal of or interest on any Security held by a non-consenting Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 505. Control by Majority.

The Holders of a majority in principal amount of the Securities then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder or under the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Collateral Documents, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 506. Limitation on Suits.

A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the Securities then Outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer and, if requested, the provision of the indemnity; and

(5) during such sixty (60) day period the Holders of a majority in principal amount of the Securities then Outstanding do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 507. Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, but subject to Article Thirteen hereof, the right of any Holder of a Security to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security (or, in the case of redemption or repurchase, on the Redemption Date or repurchase date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder, subject to Article Thirteen hereof.

Section 508. Collection Suit by Trustee.

If an Event of Default specified in Section 501(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Guarantor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, premium and interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, subject to Article Thirteen hereof.

If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or the Guarantees by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 505 hereof.

Section 509. Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor or any other obligor upon the Securities, their creditors or their property and shall be entitled and empowered, subject to Article Thirteen hereof, to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 hereof out of the estate in any such proceeding shall be denied for any reason, to the extent permitted by law, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 510. Priorities.

If the Trustee collects any money pursuant to this Article or proceeds of any of any collection, sale or other realization of all or any part of the Collateral pursuant to the Collateral Documents and holds any other cash pursuant to the Collateral Documents, it shall pay out the money in the following order:

First: to the Trustee, the Collateral Agent and the Calculation Agent, their respective agents and attorneys for amounts due under Section 606 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, the Collateral Agent and the Calculation Agent, as the case may be, and the costs and expenses of such collection, sale or realization of all or any part of the Collateral under the Collateral Documents;

Second: subject to Article Thirteen hereof, to Holders for amounts due and unpaid on the Securities for principal, premium, if any, interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively;

Third: subject to Article Thirteen hereof, without duplication, to Holders for any other Indenture Obligations owing to the Holders under this Indenture or the Securities; and

Fourth: subject to Article Thirteen hereof, to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders.

Section 511. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 507 hereof or a suit by Holders of more than 10% in principal amount of the Securities then Outstanding or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date or repurchase date).

Section 512. Waiver of Stay, Extension or Usury Laws.

Each of the Company and any Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and any Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601. Notice of Defaults.

Within ninety (90) days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 602. Certain Rights of Trustee.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under the Collateral Documents in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, the Collateral Documents or any Waiver and Access Rights Agreements (as defined in the Security Agreement) at the request or direction of any of the Holders pursuant to this Indenture, the Collateral Documents or any Waiver and Access Rights Agreements, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, that the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers; and

(i) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

Section 603. Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1, if any, supplied to the Company are true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 604. Trustee and Agents May Hold Securities; Collections; etc.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 605. Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Except for funds or securities deposited with the Trustee pursuant to Article Four hereof, the Trustee may invest all moneys received by the Trustee, until used or applied as herein provided, in Cash Equivalents in accordance with the written directions of the Company. The Trustee shall not be liable for any losses incurred in connection with any investments made in accordance with this Section 605, unless the Trustee, regardless of whether it acted in its capacity as Trustee or in its capacity as Collateral Agent, acted with negligence or in bad faith. With respect to any losses on investments made under this Section 605, the Company is liable for the full extent of any such loss.

Section 606. Compensation and Indemnification.

The Company covenants and agrees to pay to each of the Trustee, the Collateral Agent and the Calculation Agent from time to time, and each of the Trustee, the Collateral Agent and the Calculation Agent shall be entitled to, reasonable compensation for all services rendered by it hereunder or under any Collateral Document, subject to the terms of any written agreement by it concerning the amount of its compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust but shall not be duplicative of any compensation paid to it pursuant to the Collateral Documents) and the Company covenants and agrees to pay or reimburse each of the Trustee, the Collateral Agent and the Calculation Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture or the Collateral Documents (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except for any such expense, disbursement or advance as may have been reimbursed pursuant to the Collateral Documents. The Company also covenants to indemnify each of the Trustee, the Collateral Agent and the Calculation Agent for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to its compensation hereunder or under the Collateral Documents) or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture, the Collateral Documents or the trusts hereunder and thereunder and the duties hereunder and thereunder of the Trustee, the Collateral Agent and the Calculation Agent, including enforcement of this Section 606 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee, the Collateral Agent and the Calculation Agent and to pay or reimburse the Trustee, the Collateral Agent and the Calculation Agent for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture, or the resignation or removal of any of the Trustee, the Collateral Agent or the Calculation Agent.

To secure the Company’s payment obligations in this Section 606, each of the Trustee, the Collateral Agent and the Calculation Agent shall have a Lien prior to the Securities on the Collateral held by the Collateral Agent, in its capacity as Trustee, Collateral Agent or Calculation Agent, as applicable, except money or property held in trust to pay principal of or interest on particular Securities.

When each of the Trustee, the Collateral Agent or the Calculation Agent incurs expenses or renders services in connection with an Event of Default specified in Section 501(11) or 501(12) hereof the expenses and the compensation for such services shall be preferred over the status of Holders in any proceeding under any Bankruptcy Law and are intended to constitute expenses of administration under any Bankruptcy Law.

Section 607. Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 608. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000 or which shall be a wholly owned subsidiary of a corporation that has a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have an office in The City of Philadelphia, the Trustee may appoint an agent in The City of Philadelphia reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of Philadelphia. If the Trustee does not have an office in The City of Philadelphia or has not appointed an agent in The City of Philadelphia, the Trustee shall be a participant in the Depository Trust Company and FAST distribution systems. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 609. Resignation and Removal; Appointment of Successor Trustee.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 610 hereof.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

(c) The Trustee may be removed at any time by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2) the Trustee shall cease to be eligible under Section 608 hereof and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 511 hereof, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor trustee and supersede the successor trustee appointed by the Company. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Holder of any Security who has been a bona fide Holder for at least six months may, subject to Section 511 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 610. Acceptance of Appointment by Successor.

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges then unpaid, such retiring Trustee shall, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee or such successor trustee to secure any amounts then due such Trustee pursuant to the provisions of Section 606 hereof.

No successor trustee with respect to the Securities shall accept appointment as provided in this Section 610 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $50,000,000 or which shall be a wholly owned subsidiary of a company that has a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 hereof.

Upon acceptance of appointment by any successor trustee as provided in this Section 610, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 609 hereof. If the Company fails to give such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 611. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article Six and shall have a combined capital and surplus of at least $50,000,000 or which shall be a wholly owned subsidiary of a company that has a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 608 hereof without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612. Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

Section 613. Certain Duties and Responsibilities.

(1) Except during the continuance of an Event of Default,

(a) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture but shall not be required to verify the contents thereof.

(2) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701. Company to Furnish Trustee Names and Addresses of Holders.

The Company shall furnish or cause to be furnished to the Trustee

(a) quarterly, not more than ten (10) days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 702. Disclosure of Names and Addresses of Holders.

Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 703. Reports by Trustee.

Within sixty (60) days after November 1 of each year commencing with the first November 1 after the Issue Date, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, as provided in Trust Indenture Act Section 313I, a brief report dated as of such November 1 in accordance with and to the extent required by Trust Indenture Act Section 313(a). The Trustee shall also comply with Trust Indenture Act Section 313(b).

Commencing at the time this Indenture is qualified under the Trust Indenture Act, a copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange on which the Securities are listed of which the Company has notified the Trustee in writing. The Company shall notify the Trustee when Securities are listed on any stock exchange.

Section 704. Reports by Company and Guarantors.

(a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder of Securities at the Company’s cost.

(b) For so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13(a), 13(c) or 15(d) under the Exchange Act, make available to any Holder of the Securities in connection with any sale thereof and any prospective purchaser of the Securities from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(c) The Trustee has no duty to review any financial or other reports for purposes of determining compliance with this or any other provisions of this Indenture.

Section 705. Conference Calls with Investors.

The Company shall conduct a conference call with investors to discuss the Company’s quarterly and year to date results of operations at least once a quarter, which conference call (i) in the case of a fiscal quarter that is one of the first three fiscal quarters of its fiscal year, shall be conducted no later than 45 days after the end of such fiscal quarter, and (ii) in the case of the fourth fiscal quarter of its fiscal year, shall be conducted no later than 90 days after the end of the fourth fiscal quarter.

ARTICLE EIGHT

CONSOLIDATION, MERGER,

CONVEYANCE, TRANSFER OR LEASE

Section 801. When the Company May Merge, Etc.

(a) The Company shall not consolidate with or merge into, or sell, assign, convey, lease or transfer all or substantially all of its assets and those of its Subsidiaries taken as a whole to, any Person, unless

(i) the resulting, surviving or transferee Person expressly assumes all the obligations of the Company under the Securities, this Indenture and the Collateral Documents and promptly executes such amendments, supplements or other instruments, and causes the same to be filed in such jurisdictions as may be required by applicable law, to preserve and protect the Liens on the Collateral owned by or transferred to the surviving entity, together with such financing statements, consents, agreements and other documents as may be required to perfect any security interests in such Collateral which may be perfected under applicable law;

(ii) such Person shall be organized and existing under the laws of the United States of America, a state thereof or the District of Columbia;

(iii) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, such Person could incur $1.00 of additional

Indebtedness pursuant to the covenant described in the initial paragraph under Section 1008 hereof (assuming a market rate of interest with respect to such additional Indebtedness);

(iv) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of such Person shall be equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

(v) each Guarantor, to the extent applicable, shall by supplemental indenture confirm that its Guarantee shall apply to such Person’s obligations under the Securities and shall take any and all such other action as required to preserve and protect the Lien on the Collateral securing the obligations under this Indenture, its Guarantee and the Collateral Documents, including executing, delivering and filing such financing statements, consents, agreements and other documents as may be required to perfect any security interests in such Collateral which may perfected under applicable law; and

(vi) immediately before and immediately after giving effect to such transaction and treating any Indebtedness that becomes an obligation of the Company or any of its Subsidiaries or of such Person as a result of such transaction as having been incurred by the Company or such Subsidiary or such Person, as the case may be, at the time of such transaction, no Default or Event of Default shall have occurred and be continuing.

The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i), (ii), (v) and (vi) above, stating that the proposed transaction and such supplemental indentures comply with this Indenture and with Section 903 hereof. The Trustee shall be entitled to conclusively rely upon such Officers’ Certificate and Opinion of Counsel which opinion shall also comply with Section 903 hereof.

(b) No Guarantor shall, and the Company shall not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation or other entity (other than the Company or any other Guarantor)            , or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any entity (other than the Company or any other Guarantor) unless at the time and giving effect thereto:

(i) either (1) such Guarantor shall be the continuing corporation or entity or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity that acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation or entity duly organized and validly existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, any state thereof or the District of Columbia or under the laws of any jurisdiction within the European Union and expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Securities, this Indenture, the Guarantee provided by such Guarantor and the Collateral Documents and executes such amendments, supplements or other instruments and cause the same to be filed in such jurisdictions as may be required by applicable law, to preserve and protect the Liens on the Collateral owned by or transferred to the surviving entity, together with such financing statements, consents, agreements and other documents as may be required to perfect any security interests in such Collateral which may be perfected under applicable law; and

(ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

Such Guarantor shall deliver to the Trustee prior to the consummation of the proposed transaction, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture, if required, comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers’ Certificate and Opinion of Counsel, which opinion shall also comply with Section 903 hereof.

The provisions of this Section 801(b) shall not apply to any transaction (including any Asset Sale made in accordance with Section 1009 hereof) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with Section 1019(b) hereof.

Section 802. Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of the Company or any Guarantor in accordance with Section 801 hereof, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities, such Guarantee and/or the Collateral Documents, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities, in such Guarantee and/or in the Collateral Documents, as the case may be. When a successor assumes all the obligations of its predecessor under this Indenture, the Securities, a Guarantee or the Collateral Documents, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or a Guarantee, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures and Agreements without Consent of Holders.

Without the consent of any Holders, the Company and the Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, agreements or other instruments with respect to any Guarantee or one or more amendments or supplements to the Collateral Documents, in form and substance satisfactory to the Trustee, for any of the following purposes:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to provide for the assumption pursuant to Article Eight hereof of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger, consolidation or sale of assets;

(iii) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(iv) to make any change that does not adversely affect the rights hereunder or thereunder of any Holder;

(v) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(vi) to add a Guarantor pursuant to the requirements of Section 1019 hereof;

(vii) to evidence and provide the acceptance of the appointment of a successor trustee hereunder;

(viii) to provide collateral for the Securities or the Guarantees, and in connection therewith, to modify covenants, to provide additional indemnity to the Trustee, and to modify other provisions of this Indenture, the Securities or the Guarantees that relate to such collateral or that will or may be impacted by the providing of such collateral, and to enter into agreements, documents or other instruments to effect the foregoing;

(ix) to comply with any requirement of the Commission or applicable law to effectuate the Exchange Offer;

(x) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company, any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee; or

(xi) to preserve and protect the Liens on the Collateral (including Collateral owned by or transferred to the surviving entity in the case of a consolidation, merger or sale of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole).

Section 902. Supplemental Indentures and Agreements with Consent of Holders.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company, each Guarantor, and the Trustee, the Company, and each Guarantor (if a party thereto) when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto, agreements or other instruments with respect to any Guarantee or one or more amendments or supplements to the Collateral Documents, in each case, in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Securities, any Guarantee or any Collateral Document; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(i) reduce the principal amount of Securities whose Holders must consent to an amendment or waiver;

(ii) reduce the rate of, or change the time for payment of, interest, including default interest, on any Security;

(iii) reduce the principal of or change the fixed maturity of any Security, or alter the optional redemption provisions, or alter the price at which the Company shall offer to purchase such Securities pursuant to Sections 1009 or 1014 hereof;

(iv) make any Security payable in money other than that stated in such Security;

(v) make any change in Sections 504 or 507 hereof;

(vi) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Securities, including any such obligation arising under Sections 1009 and 1109 or Section 1014 hereof (except a rescission of acceleration of the Securities pursuant to Section 502 hereof by the Holders of at least a majority (or in the case of the failure to make a Change of Control Offer, two-thirds) in aggregate principal amount of the Securities then Outstanding and a waiver of the payment default that resulted from such acceleration);

(vii) waive a purchase payment required to be made under Section 1009 and 1109 or Section 1014 or a payment under Article Thirteen hereof with respect to any Security;

(viii) release all or substantially all of the Collateral from the Lien of the Collateral Documents (except in accordance with the provisions thereof); or

(ix) make any change in the provisions of this Section 902.

Upon the written request of the Company and each Guarantor, accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, Guarantee, amendment or supplement, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall, subject to Section 903 hereof, join with the Company and each Guarantor in the execution of such supplemental indenture, Guarantee, amendment or supplement.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903. Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture or the Collateral Documents, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Section 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture, that no consent is required or that all requisite consents have been received and that such supplemental indenture, agreement or instrument constitutes the legal, valid and binding obligation of the Company, such Guarantor or successor, as the case may be, enforceable against such entity in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee, any Collateral Document or otherwise.

Section 904. Revocation Effect of Supplemental Indentures.

Until a supplemental indenture, amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of consent is not made on any Security.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905. Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906. Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN

COVENANTS

Section 1001. Payment of Principal, Premium and Interest.

The Company shall duly and punctually pay the principal of, premium, if any, interest and any other amounts due on the Securities in accordance with the terms of the Securities and this Indenture.

Section 1002. Maintenance of Office or Agency.

The Company shall maintain (or cause to be maintained) an office or agency where Securities may be presented or surrendered for payment. The Company also shall maintain (or cause to be maintained) in Philadelphia, Pennsylvania an office or agency where Securities may be surrendered for registration or transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain (or cause to be maintained) any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the office of the agent of the Trustee described above and the Company hereby appoints such agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of Philadelphia, Pennsylvania) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 1003. Compliance Certificate.

(a) The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its Indenture Obligations, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Documents and is not in default in the performance or observance of any of the terms, provisions and conditions hereof or thereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto).

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered to the Trustee pursuant to Section 704(a) shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any of its Subsidiaries has violated any provisions of Article Eight or Sections 1006, 1008 and 1010 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default, Event of Default or other event of default and what action the Company is taking or propose to take with respect thereto.

Section 1004. Taxes.

The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments and governmental levies except as are being contested in good faith and by appropriate proceedings diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

Section 1005. Limitations on Investments.

The Company shall not, and shall not permit any Restricted Subsidiaries, directly or indirectly, to make any Investment after the Issue Date, other than (i) Permitted Investments; and (ii) Restricted Investments permitted pursuant to Section 1006 hereof.

Section 1006. Limitations on Restricted Payments.

Subject to the other provisions of this Section 1006, the Company shall not, nor shall it cause, permit or suffer any Restricted Subsidiary to, (i) declare or pay any dividends or make any other distributions (including through mergers, liquidations or other transactions) on any class of Equity Interests of the Company or such Restricted Subsidiary or the exercise thereof (other than (x) dividends or distributions payable by a Restricted Subsidiary on account of its Equity Interests held by the Company or another Restricted Subsidiary or (y) payable in shares of Capital Stock of the Company other than Redeemable Stock), (ii) make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of such Equity Interests, (iii) purchase, defease, redeem or otherwise retire any Indebtedness issued by the Company or any Restricted Subsidiary that is

Subordinated Indebtedness to the Securities, or (iv) make any Restricted Investment, either directly or indirectly, whether in cash or property or in obligations of the Company (all of the foregoing being called “Restricted Payments”), unless (x) in the case of a dividend, such dividend is payable not more than 60 days after the date of declaration and (y) after giving effect to such proposed Restricted Payment, all the conditions set forth in clauses (1) through (3) below are satisfied (A) at the date of declaration (in the case of any dividend), (B) at the date of such setting apart (in the case of any such fund) or (C) on the date of such other payment or distribution (in the case of any other Restricted Payment) (each such date being referred to as a “Computation Date”):

(1) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Restricted Payment;

(2) at the Computation Date for such Restricted Payment and after giving effect to such Restricted Payment on a pro forma basis, the Company or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under Section 1008 hereof; and

(3) the aggregate amount of Restricted Payments declared, paid or distributed subsequent to the Issue Date (including the proposed Restricted Payment) shall not exceed the sum of (i) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full quarter after the Issue Date to and including the last day of the Company’s last fiscal quarter ending prior to the Computation Date (each such period to constitute a “Computation Period”) (or, in the event Consolidated Net Income of the Company during the Computation Period is a deficit, then minus 100% of such deficit), (ii) the aggregate Net Cash Proceeds of the issuance or sale or the exercise (other than to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees) of the Company’s Equity Interests (other than Redeemable Stock) subsequent to the Issue Date, and (iii) $15,000,000.

If no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the prohibitions set forth above are subject to the following exceptions: (a) Restricted Investments acquired by the Company in connection with any Asset Sale consummated in accordance with Section 1009, hereof, to the extent such Investments are permitted under such covenant, provided, however, that such Restricted Investments shall be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (b) any purchase or redemption of Equity Interests or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Redeemable Stock and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan), provided, however, that (x) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph and (y) the Net Cash Proceeds from such sale shall be excluded for purposes of clause 3(ii) of the preceding paragraph to the extent utilized for purposes of such purchase or redemption; (c) any purchase or redemption of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company or any Restricted Subsidiary that is permitted to be issued pursuant to the provisions of Section 1008 hereof, provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; and (d) the purchase of Capital Stock held by employees of the Company or any Subsidiary pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of any such plan in an amount not greater than $2,000,000 in any calendar year, provided, however, that any such purchase shall be included in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph.

For purposes of this Section 1006, (a) the amount of any Restricted Payment declared, paid or distributed in property of the Company or any Restricted Subsidiary shall be deemed to be the net book value of any such property that is intangible property and the Fair Market Value (as determined in good faith by and set forth in a resolution of the Board of Directors) of any such property that is tangible property at the Computation Date, in each case, after deducting related reserves for depreciation, depletion and amortization; (b) the amount of any Restricted Payment declared, paid or distributed in obligations of the Company or any Restricted Subsidiary shall be deemed to be the principal amount of such obligations as of the date of the adoption of a resolution by the Board of Directors or such Restricted Subsidiary authorizing such Restricted Payment; and (c) a distribution to holders of the Company’s Equity Interests of (i) shares of Capital Stock or other Equity Interests of any Restricted Subsidiary or (ii) other assets of the Company, without, in either case, the receipt of equivalent consideration therefor shall be regarded as the equivalent of a cash dividend equal to the excess of the Fair Market Value of the Equity Interests or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.

Section 1007. Limitations on Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution to the Company or the Restricted Subsidiaries on its Equity Interests, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except (A) consensual encumbrances or restrictions contained in or created pursuant to the Credit Agreements and Existing Indebtedness, (B) consensual encumbrances or restrictions in the Securities, this Indenture, the Guarantees and the Collateral Documents, (C) any restriction, with respect to a Restricted Subsidiary that is not a Subsidiary of the Company on the Issue Date, in existence at the time such entity becomes a Restricted Subsidiary; provided that such encumbrance or restriction is not created in anticipation of or in connection with such entity becoming a Subsidiary of the Company and is not applicable to any Person or the properties or assets of any Person other than a Person that becomes a Subsidiary, (D) any encumbrances or restrictions pursuant to an agreement effecting a refinancing of Indebtedness referred to in clause (A) or (C) of this Section 1007 or contained in any amendment to any agreement creating such

Indebtedness, provided that the encumbrances and restrictions contained in any such refinancing or amendment are not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than those provided for in such Indebtedness being refinanced or amended, (E) encumbrances or restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to Section 1008 hereof, provided that any such encumbrances or restrictions are not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than the most restrictive of those provided for in the Indebtedness referred to in clause (A) or (C) of this Section 1007, (F) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease, (G) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary in compliance with this Indenture pending the closing of such sale or disposition, provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary that are being sold, or (H) any encumbrance or restriction due to applicable law.

Section 1008. Limitations on Indebtedness.

The Company shall not, and shall not permit the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to or become responsible for the payment of, contingently or otherwise (“incur”), any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company or a Guarantor, may incur Indebtedness if at the time of such incurrence and after giving pro forma effect thereto, the Company’s Interest Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such Indebtedness was incurred on the first day of such four full fiscal quarter period, would be at least 2.0 to 1.0.

Notwithstanding the foregoing, the limitations of this Section 1008 shall not apply to the incurrence of Permitted Indebtedness.

Section 1009. Limitations on Asset Sales.

(a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale (other than to the Company or a Guarantor (other than a Foreign Subsidiary of the Company) that is party to the Collateral Documents) unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (a) in the case of an Asset Sale with respect to assets or property that do not constitute Collateral, at least 75% of the consideration received by the Company or such Restricted Subsidiary from such Asset Sale is in the form of cash or Cash Equivalents or (b) in the case of an Asset Sale with respect to assets or property that constitute Collateral, (1) at least 75% of the consideration received by the Company or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Specified Collateral Assets that become subject to a first priority perfected security interest in favor of the Collateral Agent, on behalf of the Holders, in the manner provided in the Collateral Documents, or any combination thereof and (2) no more than 25% of the consideration received is in the form of Qualified Consideration that becomes subject, upon receipt by the Company or such Restricted

Subsidiary and assignment and delivery to the Collateral Agent, to a first priority perfected security interest in favor of the Collateral Agent, on behalf of the Holders, in the manner provided in the Collateral Documents, and (ii) the Net Proceeds received by the Company or such Restricted Subsidiary from such Asset Sale are applied in accordance with the following paragraphs; provided, that for purposes of this Section 1009 and any other covenant that requires compliance with this Section 1009, the Company shall cause any Designated Unrestricted Subsidiary that consummates an Asset Sale to comply with this Section 1009 and this Indenture as though such Designated Unrestricted Subsidiary was a Restricted Subsidiary for purposes of this clause (a) of this Section 1009.

(b) In the event of an Asset Sale permitted by clause (a) with respect to assets or property that do not constitute Collateral, if all or a portion of the Net Proceeds of such Asset Sale are not required to be applied to repay permanently any Senior Indebtedness of the Company then outstanding as required by the terms thereof, or the Company determines not to apply such Net Proceeds to the permanent prepayment of any Senior Indebtedness outstanding or if no such Senior Indebtedness is then outstanding, then the Company may within 365 days of the Asset Sale, invest the Net Proceeds in the Company or one or more Restricted Subsidiaries. The amount of such Net Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this clause (b) constitutes “Non-Collateral Excess Proceeds.”

(c) When the aggregate amount of Non-Collateral Excess Proceeds from one or more of such Asset Sales equals $10,000,000 or more, the Company shall apply 100% of such Non-Collateral Excess Proceeds within 365 days subsequent to the consummation of such Asset Sale that resulted in the Non-Collateral Excess Proceeds equaling $10,000,000 or more to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, and any other amounts due, if any, to the date of purchase pursuant to an offer to purchase made by the Company (a “Non-Collateral Asset Sale Offer”) with respect to the Securities. Any Non-Collateral Asset Sale Offer may include a pro rata offer under similar circumstances to purchase other Senior Indebtedness requiring a similar offer. Any Non-Collateral Asset Sale Offer shall be made substantially in accordance with the procedures described under Section 1109 hereof. Until such time as the Net Proceeds from any Asset Sale with respect to assets or property that do not constitute Collateral are applied in accordance with this Section 1009, such Net Proceeds shall be segregated from the other assets of the Company and the Subsidiaries and invested in cash or Cash Equivalents, except that the Company or any Restricted Subsidiary may use any Net Proceeds pending the utilization thereof in the manner (and within the time period) described above, to repay revolving loans (under the Credit Agreements or otherwise) without a permanent reduction of the commitment thereunder.

(d) The Company shall cause a notice of any Non-Collateral Asset Sale Offer to be mailed to the Holders at their registered addresses not less than 30 days nor more than 60 days before the purchase date. Such notice shall contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. Upon receiving notice of a Non-Collateral Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that Holders properly tender Securities in an amount exceeding the Non-Collateral Asset Sale Offer, Securities of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered). To the extent that Holders properly tender

Securities in an amount less than the Non-Collateral Asset Sale Offer, any Non-Collateral Excess Proceeds remaining after the completion of the purchase of such tendered Securities may be used by the Company for any purpose not otherwise prohibited by this Indenture or the Collateral Documents. Upon completion of the purchase of all the Securities tendered pursuant to a Non-Collateral Asset Sale Offer (if any), the amount of Non-Collateral Excess Proceeds, if any, shall be reset at zero.

(e) In the event of an Asset Sale permitted by clause (a) of this Section 1009 with respect to assets or property that constitute Collateral, upon consummation of any such Asset Sale the Company will apply, or cause the applicable Restricted Subsidiary to apply, the Net Proceeds relating to such Asset Sale within 365 days of such Asset Sale to make an investment in Specified Collateral Assets of the Company or one or more Guarantors; provided, that the Company or a Guarantor, as the case may be, shall own such Specified Collateral Assets, and shall, subject only to Permitted Liens, cause such assets to be subject to a first priority perfected Lien under the Collateral Documents. The amount of such Net Proceeds not used or invested as set forth in this clause (e) constitutes “Collateral Excess Proceeds.”

(f) When the aggregate amount of Collateral Excess Proceeds from one or more of such Asset Sales with respect to assets or property that constitute Collateral equals $3,000,000 or more, the Company shall apply 100% of such Collateral Excess Proceeds within 365 days subsequent to the consummation of such Asset Sale that resulted in the Collateral Excess Proceeds equaling $3,000,000 or more to the purchase of Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, and any other amounts due, if any, to the date of purchase pursuant to an offer to purchase made by the Company (a “Collateral Asset Sale Offer”) with respect to the Securities. Any Collateral Asset Sale Offer shall be made substantially in accordance with the procedures described under Section 1109 hereof.

(g) Until such time as the Net Proceeds from any such Asset Sale from assets or property that constitute Collateral are applied in accordance with this Section 1009, whether before or after the 365 day period referred to in the preceding paragraphs, such Net Proceeds (together with any investment in cash or Cash Equivalents therefrom) shall be segregated from the other assets of the Company or any of its Subsidiaries and shall be held in the Collateral Account.

(h) The Company shall cause a notice of any Collateral Asset Sale Offer to be mailed to the Holders at their registered addresses not less than 30 days nor more than 60 days before the purchase date. Such notice shall contain all instructions and materials necessary to enable Holders to tender their Securities to the Company. Upon receiving notice of a Collateral Asset Sale Offer, Holders may elect to tender their Securities in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that Holders properly tender Securities in an amount exceeding the Collateral Asset Sale Offer, Securities of tendering Holders shall be repurchased on a pro rata basis (based on amounts tendered). To the extent that Holders properly tender Securities in an amount less than the Collateral Asset Sale Offer, any Collateral Excess

Proceeds remaining after the completion of the purchase of such tendered Securities may be used by the Company for any purpose not otherwise prohibited by this Indenture or the Collateral Documents. Upon completion of the purchase of all the Securities tendered pursuant to a Collateral Asset Sale Offer (if any), the amount of Collateral Excess Proceeds, if any, shall be reset at zero.

(i) In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from making such an Asset Sale Offer, the Company shall, on or prior to the date that the Company is required to make an Asset Sale Offer, (i) seek the consent of its lenders to repurchase Securities pursuant to such an Asset Sale Offer or (ii) refinance the Indebtedness that prohibits such Asset Sale Offer; provided, however, that the failure to make or consummate such Asset Sale Offer as provided herein shall constitute an Event of Default.

(j) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with any offer to repurchase and the repurchase of the Securities as described above.

(k) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, create or permit to exist or become effective any consensual restriction (other than restrictions not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than those in effect under (i) Existing Indebtedness and (ii) Indebtedness under the Credit Agreements) that would materially impair the ability of the Company to comply with the provisions of this Section 1009.

(l) Notwithstanding anything herein to the contrary, neither the Company nor any Restricted Subsidiary shall be permitted to make an investment in any Specified Collateral Assets in accordance with the foregoing paragraphs of this Section 1009, unless the conditions set forth in Section 5.12(e) of the Security Agreement shall have been satisfied.

Section 1010. Limitations on Sale and Leaseback Transactions.

The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) at the time of the occurrence of such transaction and after giving effect to such transaction and (x) in the case of a Sale and Leaseback Transaction that is a Capitalized Lease Obligation, giving effect to the Indebtedness in respect thereof, and (y) in the case of any other Sale and Leaseback Transaction, giving effect to the Attributable Indebtedness in respect thereof, the Company or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under Section 1008 hereof, (ii) at the time of the occurrence of such transaction, the Company or such Restricted Subsidiary could incur Indebtedness secured by a Lien on property in a principal amount equal to or exceeding the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to Section 1012 hereof, and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, Section 1009 hereof.

Section 1011. Limitations on Transactions With Affiliates.

(a) The Company and the Restricted Subsidiaries shall not, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates other than with, between or among the Company and any Restricted Subsidiaries, except on an arm’s-length basis and if (x) (i) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of a loan), together with the aggregate remuneration, rental value or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $2,000,000, the Company delivers board resolutions to the Trustee evidencing that the Board of Directors and the Independent Directors that are disinterested each have (by a majority vote) determined in good faith that such transaction is in the best interests of the Company and that the aggregate remuneration, rental value or other consideration (including the value of any loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm’s-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (ii) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of any loan), together with the aggregate remuneration, rental value or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transactions are proposed to be consummated, exceeds $10,000,000, in addition to the requirements set forth in clause (x)(i) above, the Company delivers to the Trustee an opinion evidencing that a nationally recognized investment banking firm, unaffiliated with the Company and the Affiliate that is party to such transaction, has determined that the aggregate remuneration, rental value or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm’s-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (y) all such transactions referred to in clauses (x)(i) and (ii) of this Section 1011 are entered into in good faith. Any transaction required to be approved by Independent Directors pursuant to the preceding paragraph must be approved by at least one such Independent Director.

(b) The provisions of the preceding paragraph do not prohibit (i) any Restricted Payment permitted to be paid pursuant to the provisions of Section 1006 hereof, (ii) any Permitted Investment, (iii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business consistent with past practices, not to exceed $1,000,000 aggregate principal amount outstanding at any time, and (v) the payment of fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries, as determined by the Board of Directors in good faith and as paid or provided pursuant to agreements or arrangements entered into in the ordinary course of business.

Section 1012. Limitations on Liens.

The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their respective assets or properties now owned or acquired after the Issue Date, or any income or profits therefrom, excluding, however, from the operation of the foregoing any of the following:

(a) Liens on Collateral created under this Indenture and the Collateral Documents securing the Securities and the Guarantees;

(b) Liens, other than Liens on Collateral, existing as of the Issue Date or pursuant to an agreement in existence on the Issue Date, including the Credit Agreements;

(c) Permitted Liens;

(d) Liens on assets or properties of the Company, or on assets or properties of Restricted Subsidiaries, other than Liens on Collateral, to secure the payment of all or a part of the purchase price of assets or property acquired or constructed after the Issue Date; provided, however, that (i) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the original cost or purchase price of the assets or property so acquired or constructed, (ii) the Indebtedness secured by such Liens is otherwise permitted to be incurred hereunder and (iii) such Liens shall not encumber any assets or property of the Company or any Restricted Subsidiary other than the assets or property acquired (plus improvements, accessions, additions, repairs, and replacements in respect thereof) and the Indebtedness secured by the Lien shall not be created more than 90 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(e) Liens, other than Liens on Collateral, on the assets or property acquired by the Company or any Restricted Subsidiary after the Issue Date; provided, however, that (i) such Liens existed on the date such asset or property was acquired and were not incurred as a result of or in anticipation of such acquisition and (ii) such Liens shall not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired (plus improvements, accessions, additions, repairs, and replacements in respect thereof);

(f) Liens, other than Liens on Collateral, securing Indebtedness which is incurred to refinance, refund, extend, defer or renew Indebtedness which has been secured by a Lien permitted under this Indenture and which is permitted to be refinanced, refunded, extended, deferred, or renewed under this Indenture; provided, however, that such Liens shall not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets (plus improvements, accessions, additions, repairs, and replacements in respect thereof) securing the Indebtedness so refinanced, refunded, extended, deferred, or renewed;

(g) Liens, other than Liens on Collateral, on assets or property of the Company or any Restricted Subsidiary that is subject to a Sale and Leaseback Transaction, provided,

that the aggregate principal amount of Attributable Indebtedness in respect of all Sale and Leaseback Transactions then outstanding shall not at the time such a Lien is incurred exceed $5,000,000;

(h) Liens, other than Liens on Collateral, on property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in contemplation of the acquisition thereof by the Company or a Subsidiary; provided, further, that such Liens shall not extend to any other property owned by the Company or a Restricted Subsidiary;

(i) Liens, other than Liens on Collateral, securing Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly-Owned Restricted Subsidiary;

(j) Liens, other than Liens on Collateral, on assets or property (and the proceeds thereof) of the Company or any Restricted Subsidiary securing the obligations incurred under clause (e) of the definition of “Permitted Indebtedness” in Section 101 hereof;

(k) Liens on assets or properties (and the proceeds thereof) of Restricted Subsidiaries that are Foreign Subsidiaries securing the obligations incurred under clause (f) of the definition of “Permitted Indebtedness” in Section 101 hereof;

(l) Liens, other than Liens on Collateral, securing Indebtedness in respect of Hedging Obligations permitted to be incurred pursuant to the provisions of the definition of “Permitted Indebtedness” in Section 101 hereof;

(m) Liens on shares of Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; and

(n) other Liens, other than Liens on Collateral, incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to Indebtedness or other obligations of the Company or any of the Restricted Subsidiaries that do not exceed at any one time outstanding $10,000,000 in the aggregate.

Section 1013. Corporate Existence.

Subject to Article Eight hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate or other existence of each of the Restricted Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time) and (ii) its (and the Restricted Subsidiaries) rights (charter and statutory), licenses and franchises; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate or other existence of any Restricted Subsidiary, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole and that the loss thereof is not adverse in any material respect to the Holders.

Section 1014. Change of Control.

(a) In the event of a Change of Control (the date of such occurrence being the “Change of Control Date”), the Company shall notify the Holders in writing of such occurrence and shall make an irrevocable offer (the “Change of Control Offer”) to purchase on a Business Day (the “Change of Control Payment Date”) not later than 60 days following the Change of Control Date, all Securities then Outstanding at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

(b) Notice of a Change of Control Offer shall be mailed by the Company to the Holders at their registered addresses not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer shall remain open for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Payment Date. Substantially simultaneously with mailing of the notice, the Company shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. The notice shall contain all instructions and materials necessary to enable Holders to tender (in whole or in part in a principal amount equal to $1,000 or a whole multiple thereof) their Securities pursuant to the Change of Control Offer.

(c) The notice, which governs the terms of the Change of Control Offer, shall state:

(i) that the Change of Control Offer is being made pursuant to this Section 1014 and that all Securities (or portions thereof) tendered will be accepted for payment;

(ii) the Change of Control Purchase Price and the Change of Control Payment Date;

(iii) that any Securities not surrendered or accepted for payment shall continue to accrue interest in accordance with this Indenture;

(iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(v) that any Holder electing to have a Security purchased (in whole or in part) pursuant to a Change of Control Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Security pursuant to book-entry procedures and the related rules of the applicable Depositary) at least five Business Days before the Change of Control Payment Date;

(vi) that any Holder shall be entitled to withdraw its election if the Paying Agent receives, not later than three (3) Business Days prior to the Change of Control Payment

Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase, the certificate number of the Security and a statement that such Holder is withdrawing his or her election to have such Security purchased;

(vii) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 principal amount or an integral multiple thereof;

(viii) the instructions that Holders must follow in order to tender their Securities; and

(ix) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma financial information after giving effect to such Change of Control, and information regarding the Persons acquiring control).

(d) On the Change of Control Payment Date, the Company shall:

(i) accept for payment the Securities, or portions thereof, surrendered and properly tendered and not withdrawn, pursuant to the Change of Control Offer;

(ii) deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all the Securities, or portions thereof, so accepted; and

(iii) deliver to the Trustee the Securities so accepted together with an Officers’ Certificate stating that such Securities have been accepted for payment by the Company.

The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to the unpurchased portion of the Security surrendered.

(e) Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall upon the Company’s written request return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Payment Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(f) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with the offer to repurchase and the repurchase of the Securities as described above.

(g) In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Securities, the Company shall, within thirty (30) days following a Change of Control (i) seek the consent of its lenders to the purchase of the Securities or (ii) refinance the Indebtedness that prohibits such purchase; provided, however, that the failure to make or consummate the Change of Control Offer shall constitute an Event of Default.

(h) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than those in effect under Existing Indebtedness and Indebtedness under the Credit Agreements) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

Section 1015. Maintenance of Properties.

The Company shall, and shall cause the Restricted Subsidiaries to, maintain their respective properties and assets in normal working order and condition as on the Issue Date (reasonable wear and tear excepted) and make all repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of the business of the Company and the Restricted Subsidiaries taken as a whole, provided that nothing herein shall prevent the Company or any of the Restricted Subsidiaries from discontinuing any maintenance of any such properties if such discontinuance is desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole.

Section 1016. Maintenance of Insurance.

The Company shall, and shall cause the Restricted Subsidiaries to maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is customarily carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which the Company and the Restricted Subsidiaries operate (which may include self-insurance in comparable form to that maintained by such responsible companies).

Section 1017. Events of Loss.

(a) Within 365 days after any Event of Loss with respect to any Collateral with a Fair Market Value (or replacement cost, if greater) in excess of $500,000, the Company or the affected Restricted Subsidiary, as the case may be, may apply the Net Loss Proceeds from such Event of Loss to the rebuilding, repair, replacement or construction of improvements to the property affected by such Event of Loss (the “Subject Property”) with no concurrent obligation to make any purchase of any Securities; provided, however, that the Company delivers to the Trustee within 90 days of such Event of Loss:

(i) a written opinion from a reputable contractor that the Subject Property can be rebuilt, repaired, replaced or constructed in, and operating in, substantially the same condition as it existed prior to the Event of Loss within 12 months of the Event of Loss; and

(ii) an Officers’ Certificate certifying that the Company has available from Net Loss Proceeds or other sources sufficient funds to complete the rebuilding, repair, replacement or construction described in clause (i) above.

(b) Any rebuilt, repaired, replaced, constructed or improved property shall remain Collateral and shall remain subject to a first priority perfected Lien under the Collateral Documents. Any Net Loss Proceeds from an Event of Loss with respect to Collateral shall be segregated from the other assets of the Company or any of its Subsidiaries and shall be held in the Collateral Account. Any Net Loss Proceeds that are not reinvested, or not permitted to be reinvested, as provided in the first sentence of this Section 1017 shall be deemed “Excess Loss Proceeds.” When the aggregate amount of Excess Loss Proceeds exceeds $3,000,000, the Company shall make an offer (an “Event of Loss Offer”) to all Holders of Securities to purchase the maximum principal amount of Securities that may be purchased out of the Excess Loss Proceeds. The offer price in any Event of Loss Offer shall be equal to 100% of the principal amount plus accrued and unpaid interest and any other amounts due, if any, on the Securities to the date of purchase, and shall be payable in cash. Any Event of Loss Offer shall be made substantially in accordance with the procedures set forth in Section 1109 hereof. If any Excess Loss Proceeds remain after consummation of an Event of Loss Offer, the Company may use such Excess Loss Proceeds for any purpose not otherwise prohibited by this Indenture and the Collateral Documents. If the aggregate principal amount of Securities tendered pursuant to an Event of Loss Offer exceeds the Excess Loss Proceeds, the Trustee will select the Securities to be purchased on a pro rata basis based on the principal amount of Securities tendered. Upon completion of any such Event of Loss Offer, the amount of Excess Loss Proceeds shall be reset at zero.

(c) In the event of an Event of Loss with respect to any Collateral pursuant to clause (iii) of the definition of “Event of Loss” with respect to any property or assets that have a Fair Market Value (or replacement cost, if greater) in excess of $500,000, the Company or the affected Restricted Subsidiary, as the case may be, shall be required to receive consideration at least equal to the Fair Market Value of the property or assets subject to the Event of Loss.

(d) Notwithstanding anything herein to the contrary, neither the Company nor any Restricted Subsidiary affected by an Event of Loss with respect to any Collateral shall be permitted to reinvest Net Loss Proceeds in the rebuilding, repair, replacement, or construction of improvements to the Subject Property in accordance with the foregoing paragraphs of this Section 1017, unless the conditions set forth in Section 5.12(e) of the Security Agreement shall have been satisfied.

Section 1018. Money for Security Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, it shall, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

If the Company is not acting as Paying Agent, the Company shall, before 10:00 a.m. New York City time on each due date of the principal of, premium, if any, or interest on any Securities, deposit with a Paying Agent a sum in same-day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such notification or publication, any unclaimed balance of such money then remaining shall promptly be repaid to the Company.

Section 1019. Subsidiary Guarantees.

(a) If (i) any Domestic Subsidiary of the Company becomes a Restricted Subsidiary after the Issue Date, (ii) the Company or any Restricted Subsidiary acquires, constructs or owns any Specified Collateral Assets after the Issue Date that are required to become Collateral under this Indenture or the Collateral Documents, (iii) any Domestic Subsidiary of the Company that has a value equal to or greater than 5% of the Company’s total assets determined on a consolidated basis as of the time of determination directly or indirectly guarantees any Senior Indebtedness of the Company, or (iv) any Foreign Subsidiary of the Company which has a value equal to or greater than 5% of the Company’s total assets determined on a consolidated basis as of the time of determination and is not a Guarantor (x) directly or indirectly guarantees any Senior Indebtedness of the Company or (y) causes more than two-thirds of its Capital Stock to be pledged to secure any Senior Indebtedness of the Company, the Company shall cause such Subsidiary or Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or Subsidiaries shall (a) unconditionally guarantee, in accordance with Article Thirteen hereof, all of the Company’s obligations under this Indenture and the Securities on the same terms as the other Guarantors, which Guarantee shall rank pari passu with any Senior Indebtedness of such Subsidiary and (b) unless such Subsidiary is already party to the Collateral Documents, grant or cause such Subsidiary or Subsidiaries to grant to the Collateral Agent on behalf of the Holders a first priority Lien in all of the Specified Collateral Assets of such Subsidiary of the Company in the manner provided in the Collateral Documents to secure the Indenture Obligations on the same basis as the Guarantees of the other Guarantors and deliver an Opinion of Independent Counsel (which opinion need not address the priority of Liens) with respect to such grant and the due authorization, execution, delivery and enforceability of such Guarantee (subject, in each case, to customary exceptions) within 10 Business Days of the obligation to make such grant. The Company may, at its option, cause any Subsidiary of the Company that is a Foreign Subsidiary to execute and deliver a Guarantee in accordance with the provisions of Article Thirteen of this Indenture.

(b) Each guarantee created pursuant to the provisions described in the foregoing paragraph is referred to as a “Guarantee” and the issuer of each such Guarantee is referred to as a “Guarantor.” Notwithstanding the foregoing, upon (i) any sale, exchange, transfer or other disposition (by way of merger, consolidation or otherwise), to any Person (provided, that if such Person is a Guarantor, the Guarantee of such Person shall not also be released and discharged) of (x) all of the Equity Interests of any Guarantor owned by the Company and any Restricted Subsidiaries, or all or substantially all of the assets of any Guarantor or (y) an amount of Equity Interests that results in any Guarantor no longer being a Guarantor that is a Subsidiary of the Company, which, in each case, is in compliance with this Indenture, or (ii) the designation by the Company of any Guarantor to be an Unrestricted Subsidiary in accordance with this Indenture, or (iii) the release of the guarantee or other obligation of any Guarantor (other than a Guarantor whose assets or properties constitute Collateral) with respect to any other Senior Indebtedness of the Company which guarantee was the sole cause of such Guarantor’s guarantee of the Company’s obligations under this Indenture and the Securities in accordance with clause (iii) or (iv) of paragraph (a) of this Section 1019, such Guarantor will be automatically and unconditionally released and discharged from all of its obligations under its Guarantee and the Collateral Documents, including any Lien on its assets under this Indenture or the Collateral Documents; provided that the release of any Guarantor that is a party to the Collateral Documents from its obligations under its Guarantee and the Collateral Documents pursuant to the foregoing clause (i) of this clause (b) of this Section 1019 shall be deemed an Asset Sale of Collateral equal in value to the Fair Market Value of the Collateral owned by such Guarantor immediately prior to such release, and the Company and the Guarantor shall comply with the provisions of Section 1009 hereof as though the Collateral held by such Guarantor were sold in such Asset Sale.

Section 1020. Limitations on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

The Company (i) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Restricted Subsidiary), unless such transfer, conveyance, sale, lease or other disposition constitutes an Asset Sale or a Permitted Investment and, in the case of an Asset Sale, the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant in Section 1009 hereof, and (ii) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than directors’ qualifying shares or shares to be held by foreign nationals, in each case to the extent mandated by applicable law) to any Person other than the Company or a Wholly-Owned Restricted Subsidiary.

Section 1021. Further Assurances.

The Company shall, and shall cause each of the Restricted Subsidiaries to, execute and deliver such additional instruments, certificates, agreements or documents, and take all such actions as may be reasonably required from time to time in order to:

(i) carry out more effectively the purposes of the Collateral Documents;

(ii) create, grant, perfect and maintain the validity, effectiveness, perfection and priority of any of the Collateral Documents and the Liens created, or intended to be created, thereby; and

(iii) ensure the protection and enforcement of any of the rights granted or intended to be granted to the Trustee under any other instrument executed in connection therewith.

Upon the exercise by the Trustee, the Collateral Agent or any Holder of any power, right, privilege or remedy under this Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, the Company shall, and shall cause each of the Restricted Subsidiaries to, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Company or any of the Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 1101. Rights of Redemption.

The Securities shall be redeemable at the option of the Company, in whole or in part from time to time, on not less than thirty (30) nor more than sixty (60) days’ prior notice, mailed by first-class mail to the Holders’ registered addresses, in cash, at the following redemption prices (expressed as percentages of the principal amount), if redeemed in the period commencing on the Issue Date (in 2004) and ending on April 14, 2005 and, thereafter, in the 12-month period commencing on April 15 in each other year indicated below, in each case plus accrued and unpaid interest to the Redemption Date:

Year	Redemption
2004[5]	103.000%
2005	102.000%
2006	101.000%
2007 and thereafter	100.000%

[5]	Indicates period commencing on the Issue Date and ending on April 14, 2005.

Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. The Securities will not be subject to, or entitled to the benefits of, any sinking fund.

Securities may be redeemed or repurchased as set forth in Sections 1009, 1014, 1017 and 1109 hereof. Any redemption pursuant to this Section 1101 shall be made pursuant to the provisions of Sections 1102 through 1108 hereof.

Section 1102. Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 1103. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 1101 hereof shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, the Redemption Price and of the principal amount of Securities to be redeemed.

Section 1104. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities or portions hereof to be redeemed shall be selected not more than thirty (30) days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, pro rata, by lot or such other method as the Trustee shall deem fair and appropriate, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 1105. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. In connection with a redemption pursuant to Section 1101 hereof, such notice may, at the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

(d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that on the Redemption Date and, if applicable, upon the satisfaction of any conditions to such redemption set forth in such notice of redemption, the Redemption Price will become due and payable upon each such Security or portion thereof, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(g) the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(h) the paragraph of the Securities and/or Section of this Indenture pursuant to which the Securities called for redemption are being redeemed; and

(i) the CUSIP number, if any, relating to such Securities.

In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice of redemption shall describe each such condition, and if applicable, shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date as stated in such notice, or by the Redemption Date as so delayed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name and at the expense of the Company.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to mail such notice, or any defect in any notice so mailed, to any particular Holder of any

Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 1106. Deposit of Redemption Price.

On or prior to 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1018 hereof) an amount of money in same-day funds sufficient to pay the Redemption Price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date. When the Redemption Date falls on an Interest Payment Date, payments of interest due on such date are to be paid as provided hereunder as if no such redemption were occurring.

Section 1107. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date and, if applicable, upon satisfaction of any conditions to such redemption set forth in such notice of redemption, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Interest Payment Date is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 1108. Securities Redeemed or Purchased in Part.

Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 1002 hereof (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

Section 1109. Asset Sale Offers.

In the event that the Company shall commence an Asset Sale Offer pursuant to (i) Section 1009 hereof in the case of a Collateral Asset Sale Offer or a Non-Collateral Asset Offer

or (ii) Section 1017 hereof in the case of an Event of Loss Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall remain open for twenty (20) Business Days after the date on which such Asset Sale Offer is commenced (the “Commencement Date”) except to the extent required to be extended pursuant to applicable law (as so extended, the “Asset Sale Offer Period”). No later than one Business Day after the termination of the Asset Sale Offer Period (the “Asset Sale Purchase Date”), the Company shall purchase the principal amount (the “Asset Sale Offer Amount”) of Securities required pursuant to Section 1009 or Section 1017 hereof, as applicable, to be purchased in such Asset Sale Offer or, if less than the Asset Sale Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer.

If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

On any Commencement Date, the Company shall send or cause to be sent, by first class mail, a notice to each of the Holders, with a copy to the Trustee. Such notice, which shall govern the terms of the Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Asset Sale Offer and shall state:

(1) that the Asset Sale Offer is (x) a Collateral Asset Sale Offer or a Non-Collateral Sale Offer being made pursuant to Section 1009 hereof and this Section 1109 or (y) an Event of Loss Offering being made pursuant to Section 1017 hereof and this Section 1109, and, in either case, the length of time such Asset Sale Offer shall remain open;

(2) the Asset Sale Offer Amount, the Asset Sale Purchase Price and the Asset Sale Purchase Date;

(3) that any Security not tendered or accepted for payment shall continue to accrue interest in accordance with this Indenture;

(4) that, unless the Company defaults in the payment of the Asset Sale Purchase Price, all Securities accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

(5) that Holders electing to have Securities purchased pursuant to any Asset Sale Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Asset Sale Purchase Date;

(6) that Holders shall be entitled to withdraw their election if the Company, Depositary or Paying Agent, as the case may be, receives not later than the close of business on the Business Day preceding the termination of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase, the certificate number on the Security and a statement that such Holder is withdrawing his election to have the Security purchased;

(7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

(8) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to $1,000 principal amount or an integral multiple thereof.

On or before 10:00 a.m. New York City time on each Asset Sale Purchase Date, the Company shall irrevocably deposit with the Trustee or Paying Agent in immediately available funds the aggregate Asset Sale Purchase Price with respect to a principal amount of Securities equal to the Asset Sale Offer Amount, together with accrued interest thereon, to be held for payment in accordance with the terms of this Section 1109. On the Asset Sale Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, an aggregate principal amount equal to the Asset Sale Offer Amount of Securities tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Securities or portions thereof tendered, (ii) deliver, or cause the Paying Agent or depositary, as the case may be, to deliver to the Trustee Securities so accepted and (iii) deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1109. The Company, a depositary or Paying Agent, as the case may be, shall promptly (but in any case not later than two (2) Business Days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the Asset Sale Purchase Price with respect to the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or deliver such new Security, to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Securities surrendered. Any Security not accepted in the Asset Sale Offer shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce in a newspaper of general circulation the results of the Asset Sale Offer on the Asset Sale Purchase Date.

The Asset Sale Offer shall be made by the Company in compliance with all applicable laws, including, without limitation, the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and all other applicable federal and state securities laws.

Subject to applicable escheat laws, as provided in the Securities, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Asset Sale Purchase Price; provided, however, that (x) to the extent that the aggregate amount of an Asset Sale Offer exceeds the aggregate Asset Sale Purchase Price of the Securities or portions thereof to be purchased, the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Asset Sale Purchase Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

Other than as specifically provided in this Section 1109, each purchase pursuant to this Section 1109 shall be made pursuant to the provisions of Sections 1101 through 1108 hereof.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE

Section 1201. Satisfaction and Discharge of Indenture.

This Indenture (and the Liens on Collateral granted in connection with the issuance of the Securities) shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Collateral Documents, when

(a) either

(1) all the Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 308 hereof or (ii) all Securities for whose payment United States dollars have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1018 hereof) have been delivered to the Trustee for cancellation; or

(2) all such Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) shall become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (2)(x), (y) or (z) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in United States dollars sufficient to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and accrued interest at such Stated Maturity or Redemption Date;

(b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder and under the Collateral Documents by the Company or any Guarantor; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge shall not result in a breach or violation of or constitute a default under, this Indenture, the Collateral Documents or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound.

Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture and the Collateral Documents, the obligations of the Company to the Trustee under Section 606 hereof and Section 6.04 of the Security Agreement and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of Subsection (a) of this Section, the obligations of the Trustee under Section 1202 and the last paragraph of Section 1018 hereof shall survive. All Liens on the Collateral to be discharged under this Article Twelve shall be released in accordance with the terms of the Collateral Documents.

Section 1202. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 1018 hereof, all United States dollars deposited with the Trustee pursuant to Section 1201 hereof shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Securities for whose payment such United States dollars have been deposited with the Trustee.

ARTICLE THIRTEEN

GUARANTEE

Section 1301. Guarantors’ Guarantee.

For value received, each of the Guarantors, in accordance with this Article Thirteen, hereby absolutely and unconditionally guarantees, jointly and severally, to the Trustee, the Collateral Agent and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee, the Collateral Agent or the Holders in connection with the enforcement of this Guarantee).

Section 1302. Continuing Guarantee; No Right of Set-Off; Independent Obligation.

(a) This Guarantee shall be a continuing guarantee of the payment and performance for all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee, the Collateral Agent or the Holders; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee, the Collateral Agent or the Holders. Each Guarantor, jointly and severally, covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight hereof. Without limiting the generality of the foregoing, each of the Guarantor’s liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture, the Securities and the Collateral Documents but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

(c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders of the Securities.

(d) Each Guarantor’s liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 106 hereof.

(e) Except as provided herein, the provisions of this Article Thirteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

Section 1303. Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities, this Indenture and the Collateral Documents and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture, the Securities or the Collateral Documents, or any agreement or instrument relating to any of the foregoing;

(b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee, the Collateral Agent or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture, the Securities or the Collateral Documents;

(c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder or under the Collateral Documents;

(e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee or the Collateral Agent;

(g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

(h) the Trustee’s, the Collateral Agent’s or the Holder’s acceptance of compositions from the Company or any Guarantor;

(i) the application by the Holders, the Trustee or the Collateral Agent of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee, the Collateral Agent or the Holders, in such manner as the Trustee, the Collateral Agent or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations;

(j) the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee or the Collateral Agent, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

(l) the sale of the Company’s or any Guarantor’s business or any part thereof;

(m) subject to Section 1314 hereof, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate or other existence, structure or ownership of the Company or any Guarantor;

(n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor or the loss of corporate or other existence;

(o) subject to Section 1314 hereof, any arrangement or plan of reorganization affecting the Company or any Guarantor;

(p) to the extent permitted by law, any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

(q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 1304. Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, the Trustee, the Collateral Agent or the Holders shall have the right to demand its full claim and to receive all payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee, the Collateral Agent or the Holders by the Company or the Guarantors under this Indenture, the Collateral Documents and the Securities. The retention by the Trustee, the Collateral Agent or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee or the Collateral Agent and any Guarantor, unless otherwise agreed in writing by the Trustee or the Collateral, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof.

Section 1305. Waivers.

(a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture, the Securities or the Collateral Documents or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture, the Securities and the Collateral Documents and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

(b) Without prejudice to any of the rights or recourses which the Trustee, the Collateral Agent or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee, the Collateral Agent or the Holders to:

(i) initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person;

(ii) value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee, the Collateral Agent or the Holders; or

(iii) initiate or exhaust any other remedy which the Trustee, the Collateral Agent or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.

Section 1306. The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee, the Collateral Agent or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee, the Collateral Agent or the Holders become irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Thirteen shall nevertheless be binding upon the Guarantors, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 402 hereof shall apply to the Securities and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

Section 1307. Fraudulent Conveyance; Subrogation.

(a) Any term or provision of this Guarantee to the contrary notwithstanding, the aggregate amount of the Indenture Obligations guaranteed hereunder shall be reduced to the extent necessary to prevent this Guarantee from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) Each Guarantor hereby waives until repayment in full of the Indenture Obligations and except as provided in Section 1309, all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Thirteen.

Section 1308. Guarantee Is in Addition to Other Security.

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee, the Collateral Agent or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee or the Collateral Agent may be entitled to receive or upon which the Trustee, the Collateral Agent or the Holders may have a claim.

Section 1309. Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the “Adjusted Net Assets” (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Securities or any other Guarantor’s obligation with respect to its Guarantee. “Adjusted Net Assets” means, with respect to any Guarantor, at any date, the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair saleable value of assets of such Guarantor at such date exceeds the amount that shall be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of its Guarantee, as they become absolute and matured.

Section 1310. No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under Article Thirteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Thirteen and this Guarantee by reason of any further default or defaults under Article Thirteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company or any Guarantor.

Section 1311. Failure to Exercise Rights Shall Not Operate as a Waiver.

To the extent permitted by law, no failure to exercise and no delay in exercising, on the part of the Trustee, the Collateral Agent or the Holders, any right, power, privilege or remedy under this Article Thirteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

Section 1312. Trustee’s Duties; Notice to Trustee.

(a) Any provision in this Article Thirteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be subject to Section 602(d) and shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence, bad faith or willful misconduct.

(b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

Section 1313. Successors and Assigns.

All terms, agreements and conditions of this Article Thirteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight hereof.

Section 1314. Release of Guarantee.

Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Thirteen. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 1019(b) hereof.

Section 1315. Execution of Guarantee.

To evidence the Guarantee, each Guarantor hereby agrees to execute the guarantee substantially in the form set forth in Section 207 hereof, to be endorsed on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each Guarantor by its Chairman of the Board, its President, or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Security on which a Guarantee is endorsed, such Guarantee shall be valid nevertheless.

Section 1316. Payment Permitted by Each of the Guarantors if No Default.

Nothing contained in this Article, elsewhere in this Indenture, in the Collateral Documents or in any of the Securities shall affect the obligation of any Guarantor to make, or prevent any Guarantor from making at any time, payments pursuant to the Securities.

Section 1317. Notice to Trustee by Each of the Guarantors.

Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Guarantee. Notwithstanding the provisions of this Article or any provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from any Guarantor or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three (3) Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security or any other Indenture Obligations), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers’ Certificate to such effect.

Section 1318. Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that this Section 1318 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 1319. No Suspension of Remedies.

Nothing contained in this Article shall limit the right of the Trustee, the Collateral Agent or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to the provisions described under Article Five and as set forth in this Indenture or to pursue any rights or remedies hereunder or under applicable law.

ARTICLE FOURTEEN

COLLATERAL AND SECURITY

Section 1401. Collateral Documents.

(a) The due and punctual payment of the principal of, premium, if any, interest and any other amounts due on the Securities when and as the same shall be due and payable,

whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, interest and any other amounts due on the Securities and performance of all other obligations of the Company and the Guarantors to the Holders, to the Trustee under this Indenture and the Securities or to the Collateral Agent under the Collateral Documents, according to the terms hereunder or thereunder, are secured as provided in the Collateral Documents. In the event of a conflict between the terms of this Indenture and the Collateral Documents, the Collateral Documents shall control.

(b) Each Holder, by its acceptance of the Securities, consents and agrees to all of the terms of the Collateral Documents (including the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the terms of this Indenture and authorizes and directs the Collateral Agent to enter into the Collateral Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee (if it is not then the Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Collateral Documents, and will do or cause to be done all such acts and things as may be required by the next sentence of this Section 1401, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby and by the Collateral Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby and by the Collateral Documents, according to the intent and purposes herein and therein expressed. The Company shall take, and shall cause the Restricted Subsidiaries to take, any and all actions reasonably required to cause the Collateral Documents to create and maintain, as security for the Indenture Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first-priority Lien on all Collateral in favor of the Collateral Agent for the benefit of the Holders, subject to Permitted Liens.

Section 1402. Application of Proceeds of Collateral. Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with Section 510 hereof.

Section 1403. Recording and Opinions.

(a) Beginning in 2005 , the Company shall deliver to the Collateral Agent and the Trustee in each year simultaneously with the Officers’ Certificate required by Section 1003 hereof, an Opinion of Independent Counsel, dated as of such date, either:

(i) stating substantially to the effect that, in the opinion of such counsel, action has been taken with respect to the recording, filing, re-recording, and re-filing of this Indenture or any Collateral Document as is necessary to maintain and perfect the Lien of this Indenture or any Collateral Document and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Independent Counsel in which such details are given; or

(ii) stating that, in the opinion of such counsel, no such action is necessary to maintain and perfect such Lien under this Indenture and the Collateral Documents.

(b) The Company will otherwise comply with the provisions of Trust Indenture Act Section 314(b).

Section 1404. Release of Collateral.

(a) Subject to subsections (b) and (c) of this Section 1404, Collateral may be released from the Lien created by the Collateral Documents at any time or from time to time in accordance with the provisions of the Collateral Documents and as provided by this Indenture. Upon the request of the Company pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder and under the Collateral Documents have been met and without the consent of any Holder and subject further to the provisions of the Collateral Documents, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Securities and the Guarantees including under any one or more of the following circumstances:

(1) in whole, upon irrevocable payment in full of the principal of, accrued and unpaid interest, premium, if any, on the Securities and any other amounts due or that will become due prior to payment on the Securities;

(2) in whole upon satisfaction and discharge of this Indenture pursuant to Article Twelve hereof;

(3) in whole, upon legal or covenant defeasance pursuant to Article Four hereof;

(4) in part, as to any assets or property constituting Collateral that (a) are sold, transferred, conveyed or otherwise disposed of by the Company or its Subsidiaries (other than to the Company or a Guarantor that is a party to the Collateral Documents) in a transaction permitted under this Indenture and the Collateral Documents or (b) are owned or acquired by a Subsidiary of the Company that has been released from its Guarantee as described under Section 1019 hereof, in each case in compliance with the provisions of Section 1009 hereof;

(5) if such release occurs pursuant to an amendment or supplement to this Indenture or the Collateral Documents as permitted under Article Nine hereof; or

(6) so long as no Event of Default has occurred and is continuing, in part, on one occasion upon the request of the Company to the Trustee and the Collateral Agent, with respect to assets or property constituting Collateral if, at any time prior to the Maturity of the Securities, (a) the Company shall have repurchased or redeemed $35,000,000 or more aggregate principal amount of the Securities and (b) the pro forma ratio of (1) the Fair Market Value of the Collateral that would remain subject to the Lien in favor of the Collateral Agent, on behalf of the Holders, following such release of the Lien on such Collateral to

(2) the aggregate principal amount of Securities Outstanding immediately following such repurchases or redemptions by the Company and release of the Lien on such Collateral would be equal to or greater than 2.0 to 1.0.

Upon receipt of such Officers’ Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Company in accordance with this Indenture and the Collateral Documents, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Documents.

(b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Documents will be effective as against the Holders.

(c) The release of any Collateral from the terms of this Indenture and the Collateral Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Collateral Documents. To the extent applicable, the Company will cause Trust Indenture Act Section 313(b), relating to reports, and Trust Indenture Act Section 314(d), relating to the release of property or securities from the Lien and security interest of this Indenture and the Collateral Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of this Indenture and the Collateral Documents, to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Company except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

Section 1405. Certificates of the Trustee.

In the event that the Company wishes to release Collateral in accordance with the Collateral Documents at a time when the Trustee is not itself also the Collateral Agent and the Company has delivered the certificates and documents required by the Collateral Documents and Section 1404 hereof, the Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 1406. Authorization of Actions to Be Taken by the Trustee Under the Collateral Documents.

Subject to the provisions of Section 602, 613 and, if applicable, Article Five hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Collateral Documents; and

(b) collect and receive any and all amounts payable in respect of the Indenture Obligations of the Company and the Guarantors hereunder.

The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien under any of the Collateral Documents or be prejudicial to the interests of the Holders or of the Trustee).

Section 1407. Authorization of Receipt of Funds by the Trustee Under the Collateral Documents.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 1408. Termination of Security Interest.

The Trustee will, at the request of the Company, deliver a certificate to the Collateral Agent stating that Indenture Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Documents upon (1) payment in full of the principal of, accrued and unpaid interest, premium, if any, and any other amounts due on the Securities and all other Indenture Obligations, the Guarantees and the Collateral Documents that are due and payable at or prior to the time such principal, accrued and unpaid interest, premium and other amounts, if any, are paid, (2) a satisfaction and discharge of this Indenture as described in Article 12 hereof or (3) a legal defeasance or covenant defeasance as described in Article 4 hereof. Upon receipt of such instruction and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Collateral Agent shall execute, deliver or acknowledge any such instruments or releases to evidence the release of all such Liens.

Section 1409. Collateral Agent.

(a) The Trustee shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Collateral Documents, neither the Collateral Agent nor any of its respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, negligence or bad faith.

(b) The Trustee, as Collateral Agent, is authorized and directed to (i) enter into the Collateral Documents, (ii) bind the Holders on the terms as set forth in the Collateral Documents and (iii) perform and observe its obligations under the Collateral Documents, subject to clause (c) of this Section 1409.

(c) At all times when the Trustee is not itself the Collateral Agent, the Collateral Agent will be subject to such directions as may be given it from time to time as required or permitted by this Indenture. Except as directed by the Trustee and as required by this Indenture or the Collateral Documents, the Collateral Agent shall not be obligated:

(i) to act upon directions purported to be delivered to it by any other Person;

(ii) to foreclose upon or otherwise enforce the Lien on the Collateral; or

(iii) to take any other action whatsoever with regard to any or all of the Collateral Documents or the Collateral.

(d) Each successor Trustee shall become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

RADNOR HOLDINGS CORPORATION

Attest	/s/CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson		Michael V. Valenza, Sr. V.P. Finance
Title: VP

RADNOR CHEMICAL CORPORATION

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson		Michael V. Valenza, President
Title: VP

RADNOR DELAWARE II, INC.

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson		Michael V. Valenza, President
Title: VP

RADNOR MANAGEMENT DELAWARE, INC.

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson		Michael V. Valenza, Sr. V.P. Finance
Title: VP

RADNOR MANAGEMENT, INC.

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson		Michael V. Valenza, Sr. V.P. Finance
Title: VP

STYROCHEM DELAWARE, INC.

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson		Michael V. Valenza, President
Title: VP

STYROCHEM EUROPE DELAWARE, INC.

Attest	/s/CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson		Michael V. Valenza, President
Title: VP

STYROCHEM U.S., LTD.
		By:	StyroChem GP, L.L.C., its general partner,
		By:	Radnor Chemical Corporation, its sole member

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson Title: VP		Michael V. Valenza, President

STYROCHEM GP, L.L.C.
		By:	Radnor Chemical Corporation, its sole member

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson Title: VP		Michael V. Valenza, President

STYROCHEM LP, L.L.C.
		By:	Radnor Chemical Corporation, its sole member

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson Title: VP		Michael V. Valenza, President

WINCUP EUROPE DELAWARE, INC.

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson Title: VP		Michael V. Valenza, President

WINCUP GP, L.L.C.
		By:	WinCup Holdings, Inc., its sole member

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson Title: VP		Michael V. Valenza, Sr. V.P. Finance

WINCUP LP, L.L.C.
		By:	WinCup Holdings, Inc., its sole member

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson Title: VP		Michael V. Valenza, Sr. V.P. Finance

WINCUP TEXAS, LTD.
By:	WinCup GP, L.L.C., its general partner,
By:	WinCup Holdings, Inc. its sole member

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson	Name:	Michael V. Valenza
	Title: VP	Title:	Sr VP Finance

WINCUP HOLDINGS, INC.

Attest	/s/ CJWilliamson	By	/s/ Michael V. Valenza

	Name: CJWilliamson	Name:	Michael V. Valenza
	Title: VP	Title:	SVP, Finance

WACHOVIA BANK, NATIONAL ASSOCIATION, as Trustee

Attest	/s/ Terence C. McPoyle	By	/s/ Alan G. Finn

	Name: Terence C. McPoyle	Name:	Alan G. Finn
	Title: VP	Title:	Vice President

SCHEDULE I

Existing Indebtedness

DESCRIPTION	AMOUNT OUTSTANDING or MAXIMUM	CURRENCY
Revolving Credit Facility between StyroChem Canada Ltd. and Bank of Montreal dated 2/24/94	5,000,000.00	CDN$
Various Term Loans between StyroChem Canada Ltd. and Bank of Montreal dated 6/1/98-1/20/00	1,223,582.00	CDN$
Various Capital Expenditure Loans and Leases between StyroChem U.S., Ltd and GE Capital dated 5/7/98-8/24/99	2,441,651.11	US$
Various Capital Expenditure Loans and Leases between WinCup Holdings, Inc. and GE Capital dated 5/7/98–12/30/99	1,113,311.02	US$
Various Capital Expenditure Loans between WinCup Texas, Ltd. and GE Capital dated 2/25/98-12/30/99	84,728.78	US$
Various Capital Expenditure Loans between Radnor Management Inc and GE Capital dated 28/13/98-3/19/99	1,012,695.56	US$
Capital Expenditure loan between WinCup Holdings, Inc. and CIT Equipment Finance dated 3/17/00	1,621,704.63	US$
Various Capital Expenditure Loans between WinCup Holdings, Inc. and Wells Fargo dated 5/30/00-12/12/00	3,513,770.42	US$
Capital Expenditure loan between WinCup Holdings, Inc. and US Bancorp dated 8/19/02	242,186.97	US$
Mortgage Loan between WinCup Holdings, Inc. and Transamerica Occidental Life Insurance dated 5/7/01	6,397,916.99	US$
Mortgage Loan between WinCup RE, LLC and CIBC Inc. dated December 24, 2003 (and the guaranty of Radnor Holdings in connection therewith)	3,250,000.00	US$
Term Loan between StyroChem Finland Oy and Nordea Bank dated 3/21/01	2,186,443.03	EUR
Overdraft facility between StyroChem Finland Oy and Nordea Bank dated 3/20/02	3,000,000.00	EUR
Finance facility between StyroChem Finland Oy and Nordea Bank dated 12/17/02	3,000,000.00	EUR
11% Senior Notes Due 2010	135,000,000.00	US$
Guaranty dated December 24, 2003 executed by Radnor Holdings Corporation in favor of WinCup Holdings, Inc.		US$
Guaranty and Suretyship Agreement dated November 14, 2003 executed by Radnor Holdings Corporation in favor of POL(NC) QRS 15-25, Inc.		US$

SCHEDULE II

Restricted Subsidiaries (as of April 27, 2004)

Radnor Chemical Corporation

Radnor Delaware II, Inc.

Radnor Management Delaware, Inc.

Radnor Management, Inc.

StyroChem Canada, Ltd.

StyroChem Delaware, Inc.

StyroChem Europe Delaware, Inc.

StyroChem U.S., Ltd.

StyroChem GP, L.L.C.

StyroChem LP, L.L.C.

WinCup Europe Delaware, Inc.

WinCup GP, L.L.C.

WinCup LP, L.L.C.

WinCup Texas, Ltd.

WinCup Holdings, Inc.

EXHIBIT A

TRANSFEREE LETTER OF REPRESENTATION

Radnor Holdings Corporation

Three Radnor Corporate Center

Suite 300

Radnor, PA 19087

Wachovia Bank, National Association

123 South Broad Street, 11th Floor, PA1249

Philadelphia, PA 19109

Ladies and Gentlemen:

In connection with our proposed purchase of $                     aggregate principal amount of Senior Secured Floating Rate Notes due 2009 (the ”Notes”) of Radnor Holdings Corporation, a Delaware corporation (the “Company”), we confirm that:

1. We understand that the Notes and the Guarantees thereon (together, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the securities laws of any state and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional “accredited investor,” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale shall not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our own behalf and on behalf of any investor account for which we are purchasing Securities that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

2. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) purchasing for our own account or for the account of such an institutional “accredited investor,” and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investments.

3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:

Date:

Upon transfer the Notes should be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Radnor Holdings Corporation

Three Radnor Corporate Center

Suite 300

Radnor, Pennsylvania 19087

Wachovia Bank, National Association

123 South Broad Street, 11th Floor, PA1249

Philadelphia, PA 19109

Re: Senior Secured Floating Rate Notes due 2009

Reference is hereby made to the Indenture, dated as of April 27, 2004 (the “Indenture”), between Radnor Holdings Corporation, as issuer (the “Company”), the guarantors thereof and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Security [Securities] or interest in such Security [Securities] in the principal amount of $                     in such Security [Securities] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Physical Security Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Security is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Physical Security and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Physical Security pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Physical Security and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Physical Security pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Physical Securities and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Security or Restricted Physical Securities and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit A to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Physical Securities and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Physical Security.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Physical Securities and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws or any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Physical Securities and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Physical Securities and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CINS ), or

(b)	☐ a Restricted Physical Security.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Security (CUSIP ), or

(ii)	☐ Regulation S Global Security (CINS ), or

(iii)	☐ Unrestricted Global Security (CUSIP ); or

(b)	☐ a Restricted Physical Security; or

(c)	☐ an Unrestricted Physical Security, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Radnor Holdings Corporation

Three Radnor Corporate Center

Suite 300

Radnor, Pennsylvania 19087

Wachovia Bank, National Association

123 South Broad Street, 11th Floor, PA1249

Philadelphia, PA 19109

Re: Senior Secured Floating Rate Notes due 2009

(CUSIP                         )

Reference is hereby made to the Indenture, dated as of April 27, 2004 (the “Indenture”), between Radnor Holdings Corporation, as issuer (the “Company”), the guarantors thereof and Wachovia Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the “Owner”) owns and proposed to exchange the Security [Securities] or interest in such Security [Securities] specified herein, in the principal amount of $                      in such Security [Securities] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.	Exchange of Restricted Physical Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Physical Securities or Beneficial Interests in an Unrestricted Global Security.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Unrestricted Physical Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for an Unrestricted Physical Security, the Owner hereby certifies (i) the Physical Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Physical Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Physical Security to beneficial interest in an Unrestricted Global Security. In connection with the Owner’s Exchange of a Restricted Physical Security for a beneficial interest in an Unrestricted Global Security, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Physical Security to Unrestricted Physical Security. In connection with the Owner’s Exchange of Restricted Physical Security for an Unrestricted Physical Security, the Owner hereby certifies (i) the Unrestricted Physical Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.	Exchange of Restricted Physical Securities or Beneficial Interests in Restricted Global Securities for Restricted Physical Securities or Beneficial Interests in Restricted Global Securities.

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Security to Restricted Physical Security. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a Restricted Physical Security with an equal principal amount, the Owner hereby certifies that the Restricted Physical Security is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Physical Security issued will continue to be subject to the restrictions on

C-2

transfer enumerated in the Private Placement Legend printed on the Restricted Physical Security and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Physical Security to beneficial interest in a Restricted Global Security. In connection with the Exchange of the Owner’s Restricted Physical Security for a beneficial interest in the [CHECK ONE] ☐ 144A Global Security or ☐ Regulation S Global Security, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Securities and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Security and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Owner]

By:

Name:
Title:

Dated:

C-3